UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Borland Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To Be Held on June 12, 2003

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2003

WHEN:	Thursday, June 12, 2003, at 9:00 a.m., local time

WHERE:	Four Times Square, 37th Floor New York, New York

WHY:	At this meeting, you will be asked to:

(1)	Elect three Class II directors to serve on our board of directors until the 2006 annual meeting of stockholders.

(2)	Approve an amendment to our 2002 Stock Incentive Plan to authorize for issuance an additional 2,500,000 shares of common stock under such plan and to reserve all shares authorized under the plan as incentive stock options.

(3)	Approve an amendment to our 1999 Employee Stock Purchase Plan to authorize for issuance an additional 900,000 shares of common stock under such plan.

(4)	Ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

(5)	Transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at the meeting place. Only stockholders of record at the close of business on April 21, 2003 will receive notice of, and be eligible to vote at, the annual meeting. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy in the enclosed envelope, which requires no additional postage if mailed in the United States. You may also authorize the individuals named on the enclosed proxy to vote your shares by telephone or via the Internet by following the instructions on your proxy card. Specific instructions for telephone or Internet voting are set forth on the enclosed proxy. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed.

In December 2000, the Securities and Exchange Commission approved a new rule concerning the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if, among other things, we reasonably believe the stockholders are members of the same family. This rule benefits both you and Borland. It reduces the volume of duplicate information received at your household and helps to reduce Borland’s expenses. Each stockholder will continue to receive a separate proxy card or voting instruction card. If you are a stockholder of record and your household received a single copy of the annual report and proxy statement, but you would prefer to receive your own copy, please contact Georgeson Shareholder Communications, Inc. by telephone at 1-800-732-3160 or by mail at 17 State Street, 10th Floor, New York, NY 10004, or alternately please contact Borland Investor Relations by telephone at 831-431-1891 or by mail at 100 Enterprise Way, Scotts Valley, CA 95066-3249. You will continue to receive a single copy of the annual report and proxy statement until you are notified otherwise or until you revoke your consent. If you are a stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding for future annual meetings in the same manner.

If you own your shares through a bank, broker or other holder of record, once you have received notice from that entity that they will be householding the annual report and proxy statement to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive your own copy of the annual report and proxy statement, please notify your bank or broker or other holder of record, or alternately contact Borland Investor Relations by telephone at 831-431-1891 or by mail at 100 Enterprise Way, Scotts Valley, CA 95066-3249. If you are not a stockholder of record and currently receive multiple copies of the annual report and proxy statement at your address and would like to request householding for future communications, you should contact your bank, broker or other holder of record.

As an alternative to receiving printed copies of proxy materials in future years, we are pleased to offer stockholders the opportunity to receive them electronically. If you own your shares through a bank, broker or other holder of record, you may request electronic delivery of proxy materials for future annual meetings by voting via the Internet (following the instructions on the enclosed proxy card), and, when prompted, following the instructions. If you choose another method of voting, or at any time during the year, you may request electronic delivery by visiting www.icsdelivery.com/borl and following the instructions. If you have already elected electronic delivery, but in future years would like to begin receiving printed copies of proxy materials in the mail, you may do so by accessing the same web site. If you are a stockholder of record and wish to request electronic delivery, you may do so when you vote online. If you have received the materials referenced in this notice electronically, but would like to receive a printed copy by mail, please contact Borland Investor Relations by telephone at 831-431-1891 or by mail at the corporate address.

By Order of the Board of Directors,

KEITH E. GOTTFRIED

Senior Vice President—Law and Corporate Affairs,

General Counsel, Corporate Secretary and

Chief Legal Officer

April 30, 2003

Scotts Valley, California

i

BORLAND SOFTWARE CORPORATION

100 Enterprise Way

Scotts Valley, CA 95066-3249

(831) 431-1000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The board of directors of Borland Software Corporation, a Delaware corporation (“Borland”), seeks your proxy for use in voting at our 2003 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at Four Times Square, 37th Floor, New York, New York, on Thursday, June 12, 2003, at 9:00 a.m., local time. We intend to begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy on or about April 30, 2003 to all holders of our common stock, par value $0.01, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

WHAT AM I VOTING ON?

At the annual meeting, stockholders will act upon:

(1)	the election of three Class II directors to serve on our board of directors until the 2006 annual meeting of stockholders,

(2)	approval of an amendment to our 2002 Stock Incentive Plan to authorize for issuance an additional 2,500,000 shares of common stock under such plan and to reserve all shares authorized under the plan as incentive stock options,

(3)	approval of an amendment to our 1999 Employee Stock Purchase Plan to authorize for issuance an additional 900,000 shares of common stock under such plan, and

(4)	ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on April 21, 2003, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on the record date, 80,581,936 shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.

Stockholder of Record: Shares Registered in Your Name

If, on April 21, 2003, your shares were registered directly in your name with Borland’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 21, 2003, your shares were held in an account at a bank, brokerage firm or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank, broker or other agent or nominee.

WHAT CONSTITUTES A QUORUM?

If the holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present in person or represented by proxy at the meeting, we will have a quorum to transact business. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of Amendments to 2002 Stock Incentive Plan and to 1999 Employee Stock Purchase Plan

Approval of the amendments to Borland’s 2002 Stock Incentive Plan and to the 1999 Employee Stock Purchase Plan, as specified in Proposals No. 2 and 3, respectively, each requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on these proposals and will have the same effect as a vote against these proposals. Broker non-votes, if any, will be counted towards a quorum, but will have no effect on the vote for these proposals.

Ratification of Independent Accountants

Ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2003, as specified in Proposal No. 4, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote. If this selection is not ratified by our stockholders, the audit committee may reconsider its recommendation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH DOES IT COST?

Borland is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees. We have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies for approximately $8,500 plus out-of-pocket expenses.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

If you are a stockholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our annual meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a proxy from that organization and bring that proxy to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy form. If you vote in person at the annual meeting, you will revoke any prior proxy you may have submitted.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

Stockholders of record can choose one of the following three ways to vote:

(1)	By mail: Please sign, date and return the proxy in the enclosed pre-paid envelope.

(2)	By telephone: Call the phone number on your proxy and follow the instructions.

(3)	Via the Internet: Access the web address indicated on your proxy and follow the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Borland. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other agent or nominee. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy form.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

(1)	FOR the election of all three of the nominees for director proposed by the board of directors,

(2)	FOR the approval of the amendment to our 2002 Stock Incentive Plan,

(3)	FOR the approval of the amendment to our 1999 Employee Stock Purchase Plan, and

(4)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

If any other matter is properly presented at the meeting, one of the individuals named on your proxy card will vote your shares using his best judgment.

CAN I CHANGE MY VOTE?

You may revoke your proxy by doing any of the following:

(1)	Send a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting.

(2)	Execute and deliver a later dated proxy (including a proxy by telephone or via the Internet) before the vote is taken at the annual meeting.

(3)	Vote in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Borland Software Corporation

100 Enterprise Way

Scotts Valley, CA 95066-3249

Attention: Keith E. Gottfried, Corporate Secretary

WHO DO I CONTACT FOR HELP?

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

GEORGESON SHAREHOLDER COMMUNICATIONS, INC.

17 State Street, 10th Floor

New York, New York 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (800) 732-3160

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our board of directors is currently divided into three classes. The directors in each class serve terms of three years and until each of their respective successors have been elected and qualified or, if earlier, upon the director’s death, resignation or removal. Our board currently consists of two Class I directors, three Class II directors and two Class III directors.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. This year the term of our three Class II directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.

At the annual meeting, three Class II directors will be elected to serve for a three-year term expiring at our 2006 annual meeting. Our board’s nominees are Dale L. Fuller, William K. Hooper and Charles J. Robel, all of whom are currently serving as Class II directors. Messrs. Fuller and Hooper were previously elected as directors by the stockholders and Mr. Robel was elected by the board on March 19, 2003 with his term commencing on April 30, 2003. Shares represented by executed proxies will be voted, if authority is not withheld, for election of these nominees. If a nominee for any reason is unable or unwilling to serve, the shares will be voted for a substitute nominee to be determined by our board of directors.

Set forth below is information regarding each nominee for Class II director and for each Class III and Class I director whose term will continue after our annual meeting.

CLASS II NOMINEES FOR ELECTION

Dale L. Fuller

Mr. Fuller has served as our President and Chief Executive Officer since December 2000, and as Interim President and Chief Executive Officer from April 1999 to December 2000. He has been a director of Borland since April 1999. Prior to joining Borland, Mr. Fuller was a private investor from 1998 to 1999. From 1996 to 1998, Mr. Fuller served as Chief Executive Officer at WhoWhere? Inc., a leading Internet site, which was sold to Lycos in 1998. From 1995 to 1996, Mr. Fuller served as General Manager and Vice President of the PowerBooks Division at Apple Computer, Inc., a personal computer manufacturer. Prior to joining Apple Computer, Mr. Fuller served as General Manager and Vice President of the Portables Division at NEC Corporation, a personal computer manufacturer, from 1993 to 1995. Age: 44.

William K. Hooper

Mr. Hooper has served as a director of Borland since May 1999. Mr. Hooper has served as the President of the Woodside Hotels and Resorts Group Services Corporation and Monterey Plaza Hotel Corporation since 1993. Mr. Hooper also serves as an advisor to Acuity II Ventures, a venture capital investment fund. From 1982 to 1985, Mr. Hooper was a consultant with McKinsey and Company, a leading business management consulting firm. In 1985, Mr. Hooper joined Woodside Hotels as Executive Vice President and in 1993 he was appointed President. Mr. Hooper is a graduate of the Stanford Graduate School of Business and a graduate of Dartmouth College. Age: 47.

Charles J. Robel

Mr. Robel has served as a director of Borland since April 30, 2003. Since June 2000, Mr. Robel has served as a General Partner and Chief Operating Officer for Hummer Winblad Venture Partners, a venture capital fund focused on software companies. From 1985 until 2000, Mr. Robel was a partner with PricewaterhouseCoopers LLP. Mr. Robel received a Bachelor of Science in Accounting from Arizona State University. Age: 53.

CLASS III DIRECTORS WITH A TERM EXPIRING AT THE 2004 ANNUAL MEETING

William F. Miller

Dr. Miller has served as the Chairman of the board and as a director of Borland since January 1996. Dr. Miller is the Herbert Hoover Professor Emeritus, Graduate School of Business, Stanford University, and President Emeritus of SRI International, one of the world’s largest independent research, technology development and consulting organizations, where he served as President and CEO for 11 years. He is also Professor Emeritus of Computer Science, School of Engineering, Stanford University. Dr. Miller was Chairman of WhoWhere?, Inc., which was sold to Lycos, Inc. in 1998, and he has previously served on the boards of directors of a number of publicly-traded companies, including Wells Fargo and Co. and Fireman’s Fund Insurance Company (which was acquired by Allianz A.G. of Munich, Germany in 1991). Dr. Miller currently serves on the boards of the following private companies: Sentius Corporation, X Peed Inc., Data Digest Inc., Pumpkin Networks, Inc. and Handysoft U.S.A. Mr. Miller holds an honorary doctorate, PhD, Masters and Bachelor degrees from Purdue University. He is a life member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences, a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE), and a Fellow of the American Association for the Advancement of Sciences. Age: 77.

Laura S. Unger

Ms. Unger has served as a director of Borland since April 2002. Since June 2002, she has been employed by the cable television station CNBC to provide on-the-air commentary as its “Regulatory Expert,” and serves as a director of Ambac Financial Group, Inc., a publicly-traded company, and a private Real Estate Investment Trust. Ms. Unger also has a portfolio of speaking engagements and private consulting clients. From February 2001 until August 2001, Ms. Unger served as Acting Chairperson of the Securities and Exchange Commission (“SEC”). From March 1997 to February 2001, Ms. Unger served as an SEC Commissioner. Before being appointed to the SEC, Ms. Unger served as Securities Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from January 1995 to November 1997. Ms. Unger is also a former Congressional Fellow. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC in Washington, D.C. Ms. Unger received a Bachelor of Arts degree from the University of California at Berkeley in 1983 and a law degree from New York Law School in 1987. Age: 42.

CLASS I DIRECTORS WITH A TERM EXPIRING AT THE 2005 ANNUAL MEETING

Robert H. Kohn

Mr. Kohn has served as the Vice Chairman of the board and as a director of Borland since May 2000. Since December 1999, Mr. Kohn has served as Chairman and Chief Executive Officer of Laugh.com, Inc., a privately held comedy record company. From July 2000 until June 2001, Mr. Kohn was a member of the board of directors of GlobalNet, Inc., an international telecommunications service. Mr. Kohn is a co-founder of EMusic.com Inc., a provider of downloadable music over the Internet, and served as Chairman of the Board and Secretary of EMusic.com Inc. from January 1998 to April 2001 when it was acquired by Vivendi/Universal, Inc. From October 1996 to December 1997, Mr. Kohn was Vice President, Business Development and General Counsel of Pretty Good Privacy, Inc., a developer and marketer of Internet encryption and security software. Mr. Kohn is co-author of the book Kohn On Music Licensing. Mr. Kohn holds a Bachelor of Science degree in Business Administration from California State University at Northridge and a law degree from Loyola Law School. Age: 46.

Robert Dickerson

Mr. Dickerson has served as a director of Borland since June 2000. Since April 2001, Mr. Dickerson, has served as the President and Chief Executive Officer of Pacific Edge Software, Inc. From March 2000 to April 2001, Mr. Dickerson was a private investor. Mr. Dickerson served as Senior Vice President and General Manager for Products for Rational Software Corporation, an Internet software tools company which was recently acquired by IBM, from April 1997 to March 2000. From March 1995 to April 1997, he was Vice President of Marketing and a General Manager for several business units at Pure Atria Corporation, a primarily UNIX software company. Mr. Dickerson holds an M.B.A. from the Harvard Business School, and a Bachelor degree in Electrical Engineering from the University of Houston. Age: 46.

HOW ARE DIRECTORS COMPENSATED?

Other than as provided below, there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2002 for service as a director. Effective January 22, 2003, the board, on the recommendation of management, revised board compensation to take into account the substantial increase in time required of our directors in performing his or her duties due to recently enacted regulations and legislation, including but not limited to, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as to encourage directors to attend as many meetings as possible to ensure active participation in board matters.

Fees

Effective January 22, 2003, we pay cash fees to each non-employee director for his or her services. Fees paid include an annual retainer of $20,000 and a flat fee for attendance at each meeting of our board of directors and for attendance at each meeting of a board committee on which they serve as follows:

Regularly Scheduled Board of Directors Meeting
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Special Telephonic Board Meetings (fees limited to 10 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Audit Committee Meetings (fees limited to 10 meetings per year)
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Compensation Committee Meetings (fees limited to 6 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Corporate Governance Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

The sole employee director receives no additional cash compensation for his service on our board or any board committee. All directors are reimbursed for their expenses in connection with their service on the board and its committees.

Stock Options

Under the automatic option grant program in effect under our 2002 Stock Incentive Plan, eligible non-employee members of our board of directors receive a series of option grants over their period of board service. Those option grants are as follows:

Initial Grant.    At the time of his or her initial election or appointment to the board, each new non-employee board member receives an option grant for 30,000 shares of our common stock, provided such individual has not previously been in our employ.

Annual Grant.    On the first trading day in July each year each individual who is at that time serving as a non-employee board member receives one or more automatic stock option grants in accordance with the following formula:

(i) Each such non-employee board member on that annual grant date receives an option for 12,500 shares of our common stock, except that the chairperson of our board of directors receives an option grant for 17,500 shares.

(ii) Each non-employee board member who is serving as a member of any of our board committees also receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving on the annual grant date.

(iii) Each non-employee board member who is also serving as the chairperson of any of board committee at that time receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving as chairperson on the grant date.

There is no limit on the number of such annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in our employ are eligible to receive one or more such annual grants over their period of board service.

Each automatic grant has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years, subject to earlier termination upon the later of (i) twelve months after the date of the optionee’s cessation of board service for any reason or (ii) three months after the date the optionee is first free to sell the option shares without contravention of applicable federal and state securities laws. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, should the optionee cease board service prior to vesting in those shares.

The shares subject to each initial and annual automatic option grant vest as follows: one-third of those option shares vest upon the optionee’s completion of one year of board service measured from the grant date of that option, and the remaining option shares vest in a series of twenty-four successive equal monthly installments upon the optionee’s completion of each of the next twenty-four months of continued board service thereafter. However, the shares subject to each initial and annual option grant vest in full on an accelerated basis should we experience certain changes in control or ownership or should the optionee die or become disabled during his or her period of board service.

In 2002, current non-employee directors were granted the following options under our 2002 Stock Incentive Plan:

Name	Number of Option Shares
William F. Miller	19,500
William K. Hooper	15,500
Robert Dickerson	13,500
Robert H. Kohn	14,500
Laura S. Unger	45,500	*
Charles J. Robel	0

*	Option to purchase 30,000 shares was granted under our 1997 Stock Option Plan.

HOW MANY MEETINGS HAVE THE BOARD OF DIRECTORS AND ITS COMMITTEES HELD?

Our board of directors has standing audit, compensation and corporate governance committees. During fiscal year 2002, the board held 11 meetings and its committees collectively held a total of 22 meetings. During our fiscal year ended December 31, 2002, other than Laura S. Unger, who attended 73% of such meetings, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board (held during the period in which he or she has been a director) and (2) the total number of meetings held by all committees of the board upon which such director served (during the periods he or she served).

The following table sets forth the committees of the board, the number of meetings held by the board and its committees and the membership of each committee during the year ended December 31, 2002.

MEMBERSHIP ROSTER

Name	Board	Audit	Compensation	Corporate Governance(1)
Robert Dickerson(2)	X		X	X
Dale L. Fuller	X
William K. Hooper	X	X	X
Robert H. Kohn	X	X
William F. Miller	X	X	X
Laura S. Unger(3)	X		X	X
Number of meetings held in 2002	11	10	11	1

(1)	Replaced the nominating committee effective May 2002. Due to significant changes in legislation affecting corporate governance, the board of directors met as a whole to discuss corporate governance issues four times in 2002.
(2)	Mr. Dickerson served on the compensation committee from January until May 2002.
(3)	Ms. Unger joined the board in April 2002 and was appointed to serve on the compensation and corporate governance committees in May 2002.

INFORMATION CONCERNING THE COMMITTEES

Audit Committee

Our audit committee currently consists of Robert H. Kohn (Chairman), William F. Miller and William K. Hooper, all of whom are independent (as independence is defined by current and proposed rules of the National Association of Securities Dealers (“NASD”)). The formal report of our audit committee can be found on page 41 of this proxy statement. The audit committee’s responsibilities include:

•	the oversight of the quality of our financial statements and our compliance with legal and regulatory requirements;

•	the appointment, compensation and oversight of our independent accountants, including conducting a review of their independence, reviewing and pre-approving the planned scope of our annual audit, overseeing the independent accountants’ audit work, and reviewing and pre-approving any non-audit services that may be performed by them;

•	reviewing with management and our independent accountants various matters, including our consolidated financial statements, the adequacy of our accounting and internal controls and procedures and any material related-party transactions; and

•	reviewing our critical accounting policies and the application of accounting principles.

The audit committee’s responsibilities are set forth in a written charter that has been adopted by the board of directors.

Compensation Committee

Our compensation committee currently consists of William K. Hooper (Chairman), William F. Miller and Laura S. Unger. The formal report of our compensation committee can be found on page 38 of this proxy statement. Our compensation committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer. Our compensation committee’s responsibilities include:

•	approving the salaries and other compensation of executive officers and other key employees;

•	approving change in control agreements and accelerated vesting of stock;

•	administering our employee and management incentive plans, including both cash and equity plans, and making grants of stock options and other awards; and

•	advising the board on Borland’s compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

The compensation committee’s responsibilities are set forth in a written charter that has been adopted by the board of directors.

Corporate Governance Committee

Our corporate governance committee currently consists of Laura S. Unger (Chairman) and Robert Dickerson. The corporate governance committee’s responsibilities include:

•	monitoring developments and compliance with the Sarbanes-Oxley Act and related rules adopted by the SEC and the NASD;

•	monitoring our over-all corporate governance and corporate compliance program;

•	serving as a forum for ideas and suggestions to improve the quality of stewardship provided by the board;

•	reviewing and making recommendations to the board regarding board composition, nominations and structure, including the size and composition of the board, recommending the ratio of employee to non-employee directors, and recommending resignation, retention and retirement policies of the board;

•	reviewing and administering matters relating to the election and succession of directors, including reviewing and recommending directors for nominations, establishing criteria for board and committee membership, recommending remuneration for non-employee board members and reviewing and monitoring the performance of incumbent directors;

•	reviewing the role and effectiveness of the board, the respective board committees and the directors in Borland’s corporate governance process;

•	reviewing and making recommendations to the board regarding the nature and duties of board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the board; and

•	reviewing other organizational issues as required.

The corporate governance committee’s responsibilities are set forth in a written charter that has been adopted by the board of directors.

The corporate governance committee interviews, evaluates and recommends individuals for membership on the board and makes recommendations on other affairs regarding membership on the board. The corporate governance committee will give consideration to nominees recommended by stockholders.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE BOARD’S NOMINEES INDICATED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR 2002 STOCK INCENTIVE PLAN

PROPOSED AMENDMENT

To ensure that we will continue to have a sufficient number of shares available to provide employees and directors with stock options, our board of directors unanimously adopted an amendment to our 2002 Stock Incentive Plan (the “2002 Plan”) on April 23, 2003, subject to approval by our stockholders, to increase the number of shares of our common stock authorized for issuance to our officers, employees, non-employee board members and independent consultants under our 2002 Plan by 2,500,000 shares, from 2,500,000 shares to 5,000,000 shares, of which 5,000,000 shares may be issued as incentive stock options. We are seeking stockholder approval of this amendment.

REASONS FOR THE AMENDMENT

Borland will benefit from the proposed increase in the number of shares available for issuance under our 2002 Plan in that it will allow us to continue to grant options and other equity awards as incentives to our current and newly-hired employees. The purpose of our equity compensation plans is to provide employees with an opportunity to participate, along with stockholders, in the long-term performance of Borland. We make periodic grants of stock options to eligible employees. Frequently, this occurs upon commencement of employment or following a significant change in job responsibilities. In awarding stock options or other equity awards, we consider individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options and other equity awards already held by the individual and the total number of stock options and other equity awards to be awarded.

DESCRIPTION OF THE 2002 STOCK INCENTIVE PLAN

On March 18, 2002, our board of directors adopted a new stock incentive plan, the Borland Software Corporation 2002 Stock Incentive Plan, which was approved by stockholders at the 2002 Annual Meeting of Stockholders. As of March 31, 2003, options for 1,395,150 shares of our common stock were outstanding under our 2002 Plan, and another 1,104,850 shares of our common stock remained available for future awards under this plan. We also maintain certain other equity plans. For more information, see “Equity Compensation Plan Information” on page 19 of this proxy statement.

The following summary of the principal features of the 2002 Plan does not purport to be complete and is qualified in its entirety by reference to the specific language of the 2002 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may receive one upon written request to our Director of Investor Relations at our corporate headquarters, or from the SEC through its website as the 2002 Plan has been filed as an appendix to this proxy statement.

Equity Incentive Programs

The 2002 Plan consists of four separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program, (iii) the salary investment option grant program and (iv) the automatic option grant program for our non-employee board members. The principal features of each program are described below. The compensation committee of our board of directors has the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and non-employee board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, our board of directors appointed a secondary committee of several senior members of our management team to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than Section 16 officers and non-employee board members. The compensation committee also has complete discretion to select the individuals who are to participate in the salary investment option grant program, but all grants made to the selected individuals is governed by the express terms of that program.

The term plan administrator, as used in this summary, means our compensation committee and any secondary committee of board members or officers, to the extent each such entity is acting within the scope of its administrative authority under the 2002 Plan. However, neither the compensation committee nor any secondary committee may exercise any administrative discretion under the automatic option grant program. All grants under that program are made in strict compliance with the express provisions of that program.

Share Reserve

With this amendment, 5,000,000 shares of our common stock will be reserved for issuance over the term of the 2002 Plan and 5,000,000 shares of our common stock may be issued as incentive stock options. In no event, however, may more than fifteen percent (15%) of the total number of shares of common stock authorized for issuance under the 2002 Plan (750,000 shares) be actually issued under the stock issuance program. In addition, no participant in the 2002 Plan may receive option grants for more than one million (1,000,000) shares of our common stock in total per calendar year and no participant may receive more than 750,000 shares of our common stock pursuant to the stock issuance program in each case, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. This per person limitation on option grants, together with the fact that option grants under the discretionary option grant program to our executive officers will be made by the compensation committee and will have an exercise price per share equal to the fair market value per share of our common stock on the date of grant, should ensure that any deductions to which we would otherwise be entitled upon the exercise of stock options granted under the discretionary option grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code (the “Code”).

The shares of common stock issuable under the 2002 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to any outstanding options under the 2002 Plan that expire or otherwise terminate for any reason prior to exercise will be available for subsequent issuance. Unvested shares issued under the 2002 Plan that we subsequently purchase, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2002 Plan, will be added back to the number of shares reserved for issuance under the 2002 Plan and will accordingly be available for subsequent issuance.

Eligibility

Officers and employees, non-employee board members and independent consultants in our service or in the service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the discretionary option grant and stock issuance programs. Our executive officers and other highly-paid employees are also eligible to participate in the salary investment option grant program. Participation in the automatic option grant program is limited to the non-employee members of our board of directors.

As of March 31, 2003, approximately 1,509 employees, including five executive officers and five non-employee board members, were eligible to participate in the discretionary option grant and stock issuance programs of the 2002 Plan. The five executive officers were also eligible to participate in the salary investment option grant program, and the five non-employee board members were also eligible to participate in the automatic option grant program.

Valuation

The fair market value per share of our common stock on any relevant date under the 2002 Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 21, 2003, the fair market value per share of our common stock determined on such basis was $8.70.

Discretionary Option Grant Program

The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant (subject to the maximum annual grant limit as described above for purposes of Section 162(m) of the Code), the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding (up to a maximum term of ten years).

Each granted option has an exercise price per share determined by the plan administrator, but the exercise price may not be less than one hundred percent of the fair market value of the option shares on the grant date. The shares subject to each option generally vest in one or more installments over a specified period of service measured from the grant date, subject to the optionee’s continued service.

However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

The exercise price of options granted under the 2002 Plan may be paid to us (to the extent permitted under applicable laws and regulations, including the Sarbanes-Oxley Act) either (i) in cash at the time the option is exercised, (ii) by delivery of other Borland common stock, (iii) if the option is exercised for vested shares, through a broker assisted sale of the option shares with a portion of the sales proceeds being remitted to us or (iv) by an interest-bearing promissory note. The stock option agreement for each grant specifies which of these methods may be used for the exercise of such option.

Upon cessation of service, the optionee has a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares and unvested options will generally terminate as of the cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Salary Investment Option Grant Program

Our compensation committee has complete discretion in implementing the salary investment option grant program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. There are currently no participants in this program. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by a specified dollar amount of not less than $30,000 nor more than $200,000 and to apply that amount to the acquisition of a special option grant under the program.

Each selected individual who files such a timely election is automatically granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

The number of shares subject to each such option is determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price is equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the amount by which the optionee’s salary is to be reduced for the calendar year. In effect, the salary reduction serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then-current market price of the shares of common stock subject to the option.

The option becomes exercisable in a series of twelve equal monthly installments upon the optionee’s completion of each month of service in the calendar year for which such salary reduction is in effect. Each option under the program will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option remains exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the two-year period measured from the date of the optionee’s cessation of service.

Stock Issuance Program

Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or through a full-recourse, interest-bearing promissory note (to the extent permitted under applicable laws and regulations, including the Sarbanes-Oxley Act). Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or if the recipient remains in our service throughout a vesting period. The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award. In no event, however, may more than fifteen percent (15%) of the total number of shares of common stock authorized from time to time for issuance under the 2002 Plan be actually issued under the stock issuance program and no individual can receive more than 750,000 shares of our common stock under this program.

The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

Outstanding share right awards under the program automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The plan administrator, however, has the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

However, in order to assure that the compensation attributable to one or more stock issuances under the program qualifies as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m) of the Code, the plan administrator may, in its sole discretion, provide that those particular issuances will be contingent upon the actual attainment of certain preestablished performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction;

(12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or subsidiaries. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

Automatic Option Grant Program

See the discussion of the automatic option grant program for non-employee directors on page 7 of this proxy statement under the heading “How are Directors Compensated?”

GENERAL PROVISIONS

Acceleration

In the event we should experience a change in control transaction, each outstanding option under the discretionary option grant program would be assumable by the successor corporation, and our outstanding repurchase rights with respect to any unvested shares issued under the 2002 Plan would be assignable to that successor corporation. To the extent that outstanding options are not assumed, such options would terminate prior to the change in control. However, the plan administrator has the discretionary authority to structure one or more options under the discretionary option grant program so that those options will automatically accelerate in whole or in part upon a change in control and may also structure one or more repurchase rights so that those rights will terminate in whole or in part, and the shares subject to those terminated rights will vest, upon the change in control. Alternatively, the plan administrator may structure one or more options under the discretionary option grant program so that those options will become vested and exercisable for all the option shares in the event the optionee’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options do not otherwise accelerate. The vesting of outstanding shares under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

The shares subject to each option under the salary investment and automatic option grant programs will immediately become fully vested and exercisable upon change in control transactions.

For the purposes of the 2002 Plan, a “change in control” generally will be deemed to occur in the event (i) we are acquired by merger in which there is a change in ownership of more than 50% of our outstanding voting stock, (ii) of a sale of all or substantially all of our assets, (iii) there is a change in the majority of our board without the approval of the incumbent directors or their approved successors or (iv) any person or group becomes the beneficial owner of more than 30% of our outstanding voting stock. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Stockholder Rights and Option Transferability

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2002 Plan so that those options will be transferable during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate or pursuant to a domestic relations order.

Changes in Capitalization

In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2002 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 2002 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2002 Plan or the outstanding options thereunder.

Financial Assistance

The plan administrator may institute a loan program (to the extent permitted under applicable laws and regulations, including the Sarbanes-Oxley Act) to assist one or more participants, other than corporate officers, in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse, interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares. No loans have been made under the 2002 Plan.

Withholding of Shares

The plan administrator may provide one or more holders of options or unvested share issuances under the 2002 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the grant or exercise of those options or the issuance or vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

Amendment and Termination

The board may amend or modify the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws, rules and regulations, including those of the NASD. Unless sooner terminated by the board, the 2002 Plan will terminate on the earliest of (i) March 15, 2012, (ii) the date on which all shares available for issuance under the 2002 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a change in control.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

Options granted under the discretionary option grant program may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. All options granted under the salary investment and automatic option grant programs are non-statutory options. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the lesser of the excess of (A) either (i) the fair market value of those shares on the exercise date or (ii) the amount realized upon the sale or other disposition of the purchased shares over (B) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares; provided we properly report any gain on the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the 2002 Plan are substantially the same as those summarized above for the exercise of unvested, non-statutory options, if the shares from the stock issuance are not vested. If the shares from the stock issuance are vested, the recipient of the shares will recognize taxable income upon receipt of the shares in the amount equal to the fair market value of the shares at the time of receipt, less any amount (if any) paid for the shares.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to or in excess of the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Section 162(m) of the Code.

PLAN BENEFITS

Benefits obtained by our employees under our 2002 Plan are made on a discretionary basis by the plan administrator. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2002 Plan in 2003. As of March 31, 2003, no shares had been issued under the 2002 Plan on the basis of the 2,500,000-share increase subject to this proposal.

Stock Awards

The table below shows, as to our Named Executive Officers (as defined under “Executive Officer Compensation” below) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under our 2002 Plan, since the Plan’s inception, together with the weighted average exercise price payable per share. We have not made any direct stock issuances or any grants under the salary investment option grant program.

2002 PLAN OPTION GRANTS

Name and Position	Number of Shares Underlying Options Granted	Weighted Average Exercise Price Per Share
Dale L. Fuller, President and Chief Executive Officer	0	$—
Frederick A. Ball, Executive Vice President of Corporate Development and Mergers and Acquisitions	100,000	8.00
Douglas W. Barre, Senior Vice President and Chief Operating Officer	100,000	8.00
Keith E. Gottfried, Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer	100,000	8.00
Kenneth R. Hahn, Senior Vice President and Chief Financial Officer	300,000	9.91
Edward M. Shelton, Senior Vice President—Business Development	20,000	8.00
All current executive officers as a group (5 persons)	600,000	8.96
William F. Miller, Chairman of the Board and Director	19,500	9.85
Robert H. Kohn, Vice Chairman of the Board and Director	14,500	9.85
William K. Hooper, Director	15,500	9.85
Robert Dickerson, Director	13,500	9.85
Laura S. Unger, Director	15,500	9.85
Charles J. Robel, Director	0	—
In excess of 5% (not including current executive officers)	0	—
All current non-employee directors as a group (6 persons)	78,500	9.85
All employees, including officers who are not executive officers, as a group (274 persons)(1)	750,650	$9.92

(1)	Includes employees who may no longer be employed by us but who were granted options under the 2002 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued under our existing equity compensation plans as of March 31, 2003. The information presented does not include the additional shares that we are requesting stockholder approval for under Proposals 2 and 3.

	Equity Compensation Plan Information
	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	12,858,617		$9.09	2,860,744	(2)
Equity compensation plans not approved by security holders	2,090,425	(3)	$9.12	424,893	(4)

Total	14,949,042		$9.11	3,285,637

(1)	The information presented in columns (a) and (b) of this table excludes options we assumed in connection with acquisitions of other companies. As of March 31, 2003, 333,811 shares of our common stock were issuable upon the exercise of those assumed options, at a weighted average exercise price of $75.67 per share.
(2)	Includes 1,104,850 shares that remain available for issuance under our 2002 Plan, of which a maximum of 375,000 shares may currently be issued under the stock issuance program. Also includes 838,582 shares that remain available for issuance under the 1997 Stock Option Plan and 917,312 shares that remain available for issuance under the 1999 Employee Stock Purchase Plan.
(3)	Consists of 25,285 shares outstanding under our 1998 Nonstatutory Stock Option Plan, 1,146,500 shares outstanding under our 2003 Supplemental Stock Option Plan, 204,158 shares outstanding under an individual stock option agreement between Borland and Dale L. Fuller, and shares outstanding under the following stock plans, which were assumed in connection with various acquisitions, and have been terminated by our board effective April 23, 2003 so that no issuances may be made under such plans: 144,577 shares outstanding under the TogetherSoft Corporation 2000 Stock Plan, 19,161 shares outstanding under the TogetherSoft Corporation 2001 California Stock Plan, 166,794 shares outstanding under the TogetherSoft Corporation 2001 Non-U.S. Stock Plan, 297,241 shares outstanding under the TogetherSoft Corporation 2001 Officer Stock Plan, 17,586 shares outstanding under the Open Environment Corporation Amended and Restated 1993 Stock Option Plan, and 69,123 shares outstanding under the Visigenic Software, Inc. 1995 Stock Option Plan.
(4)	Consists of 52,967 shares that remain available for future issuance under our 1998 Non-Statutory Stock Option Plan, 353,500 shares that remain available for issuance under our 2003 Supplemental Stock Option Plan, and 18,426 shares that remained available for issuance under the TogetherSoft Corporation 2000 Stock Plan, which was assumed in connection with the acquisition of TogetherSoft Corporation, and has been terminated by our board effective April 23, 2003 so that no issuances may be made under such plan. The material features of these plans are described below.

NON-STOCKHOLDER APPROVED PLANS

The following summary of the material features of our 1998 Nonstatutory Stock Option Plan, the 2003 Supplemental Stock Option Plan, TogetherSoft Corporation 2000 Stock Plan, TogetherSoft Corporation 2001 California Stock Plan, TogetherSoft Corporation 2001 Officer Stock Plan, TogetherSoft Corporation 2001 Non-U.S. Stock Plan, Open Environment Corporation Amended and Restated 1993 Stock Option Plan, the Visigenic Software, Inc. 1995 Stock Option Plan, and the Dale L. Fuller Individual Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to specific language of such plans. Any stockholder who wishes to obtain a copy of the actual plan documents may receive them upon written request to our Director of Investor Relations at our corporate headquarters.

Features of the 1998 Nonstatutory Stock Option Plan

As of March 31, 2003, we had reserved 200,000 shares of common stock for issuance under the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”), and there were 25,285 shares subject to outstanding awards under the 1998 Plan and 52,967 shares available for future option grants. The 1998 Plan provides for the grant to employees (excluding executive officers) and consultants of nonstatutory stock options with exercise prices not less than 85% of the fair market value of our common stock on the date of the grant and a maximum term of ten years. The board of directors has the power under the plan to determine who receives an option grant, and the terms of such option, including the number of shares subject to such option, the exercise price, the term and the vesting schedule. Options granted under the 1998 Plan generally have a term of ten years and vest over a period of four years following the date of grant. Our board of directors administers the plan and may delegate administration to a committee composed of members of the board. Our board of directors, in its sole discretion, may provide in any option agreement that, in the event of a change in control, the exercisability and vesting of the outstanding option shall accelerate upon such circumstances and to such extent as specified in the option agreement. Any options which are neither assumed or substituted for by the acquiring entity in connection with a change in control nor exercised as of the date of the change in control shall terminate and cease to be outstanding effective as of the date of the change in control. In the event of an ownership change event constituting a change in control of the surviving or continuing corporation and immediately after such ownership change event less than 50% of the total combined voting power of its voting stock is held by another entity or by other entities that are members of an affiliated group within the meaning of Section 1504(a) of the Code, as amended, without regard to the provisions of Section 1504(b) of the Code, the outstanding options shall not terminate unless our board of directors otherwise provides in its sole discretion.

Features of the 2003 Supplemental Stock Option Plan

In January 2003, the board of directors approved the adoption of the 2003 Supplemental Stock Option Plan (the “2003 Plan”). The principal purpose of the 2003 Plan was to provide for stock option grants to incent the employees of Starbase Corporation (“Starbase”) and TogetherSoft Corporation (“TogetherSoft”) that joined Borland following the acquisition by Borland of Starbase and TogetherSoft in January 2003. As of March 31, 2003, we had reserved 1,500,000 shares of common stock for issuance under the 2003 Plan, and there were 1,146,500 shares subject to outstanding awards under the 2003 Plan and 353,500 shares available for future option grants. The 2003 Plan provides for the grant to: (i) employees (excluding executive officers) and directors, who have not previously been an employee or director of the corporation, (ii) where the stock option grant is an inducement material to that person entering into employment with the corporation or membership on our board of directors, and (iii) persons who become employees as a result of a merger or acquisition. The grants consist of nonstatutory stock options with exercise prices not less than 100% of the fair market value of our common stock on the date of the grant and may have a maximum term of ten years. The compensation committee of the board of directors or a majority of the independent directors on the board of directors has the power under the plan to determine who receives an option grant, and the terms of such option including the number of shares subject to such option, the exercise price, the term and the vesting schedule. Options granted under the 2003 Plan generally vest over a period of four years following the date of grant. None of the outstanding options under the 2003 Plan shall vest in whole or in part on an accelerated basis upon the occurrence of a change in control, however, the plan administrator shall have the discretionary authority to structure one or more option grants under the 2003 Plan so that each of those particular options shall automatically accelerate in whole or in part, immediately prior to the effective date of the change in control, and become exercisable for all the shares of common stock at the time subject to the accelerated portion of such option and may be exercised for any or all of those accelerated shares as fully vested shares of common stock.

Features of the TogetherSoft Corporation 2000 Stock Plan, TogetherSoft Corporation 2001 California Stock Plan, TogetherSoft Corporation 2001 Officer Stock Plan and TogetherSoft Corporation 2001 Non-U.S. Stock Plan

As of March 31, 2003, we had reserved an aggregate of 649,695 shares of common stock for issuance under the TogetherSoft Corporation 2000 Stock Plan, TogetherSoft Corporation 2001 California Stock Plan, TogetherSoft Corporation 2001 Officer Stock Plan and TogetherSoft Corporation 2001 Non-U.S. Stock Plan (the “TS Non-U.S. Plan) (collectively, the “plans”), and there were 627,773 shares of common stock subject to outstanding awards under the plans and 18,426 shares available for future grants under the plans. The plans share the same share reserve. The plans provide for the grant to employees, directors, and consultants of the corporation of incentive stock options, nonstatutory stock options and, with respect to the TS Non-U.S. Plan only, stock purchase rights. The plans were established by TogetherSoft Corporation and assumed by us in connection with our acquisition of TogetherSoft Corporation. The plans are administered by the plan administrator which is the board of directors or, if the board delegates its duties, a committee of the board. The plan administrator has the power under the plans to determine who receives an award, and the terms of such award including the number of shares subject to such award, the exercise price, if any, the term and the vesting schedule. The exercise price per share for any award granted under the plans is determined by the plan administrator, however, generally in the case of an incentive stock option, the per share exercise price cannot be less than 100% of the fair market value of the common stock on the date of grant. Except in the case of options granted to officers, directors and consultants, options generally become exercisable at a rate of no less than 20% per year over five years from the date the options are granted. Options granted under the plans generally may not have a term in excess of ten years. For stock purchase rights granted under the TS Non-U.S. Plan, the restricted stock purchase agreement gives the corporation a repurchase right that is exercisable upon any termination of the purchaser’s service with the corporation. The purchase price for the shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser. The repurchase option lapses at a rate determined by the plan administrator. Except with respect to shares purchased by officers, directors and consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five years from the date of purchase. In the event of a change in control of the corporation, each outstanding option under the plans may be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation or a parent or subsidiary of the successor corporation does not assume or substitute for the option, the option will be fully vested and will be exercisable for 15 days from the date of the notice of the acceleration of vesting. At the end of the fifteen day period, the option will terminate. A change of control is defined in the plans as any stock purchase or merger in which our stockholders prior to the transaction own less than fifty percent of the successor corporation or a sale of substantially all of our assets. Effective April 23, 2003, the board of directors terminated the plans and no future issuances are to be made under such plans.

Features of the Open Environment Corporation Amended and Restated 1993 Stock Option Plan

As of March 31, 2003, there were 17,586 shares of common stock subject to outstanding awards under the Open Environment Corporation Amended and Restated 1993 Stock Option Plan (the “OEC Plan”), and there were no shares of common stock available for future grants under the OEC Plan. The board of directors administers the OEC Plan but has the authority to delegate the administration to the compensation committee. The OEC Plan provides for the grant to employees, officers, directors, consultants and advisors of the corporation of incentive stock options and nonstatutory stock options, provided that incentive stock options can only be granted to employees of the corporation, with the exercise prices to be determined by the board of directors, provided, that in the case of an incentive stock option, generally, the exercise price shall not be less than 100% of the fair market value of our common stock, as determined by the board of directors, on the date of the grant. Options granted under the OEC Plan generally have a term of ten years and vest in accordance with the terms and conditions of the option agreement. In the event of a consolidation, merger, or sale of substantially all of the assets of the corporation, the board of directors may in its discretion take any one or more of the following actions as to outstanding options: (1) provide that such options are assumed or replaced, (2) provide that unexercised options will terminate prior to the transaction, (3) provide for cash payment for each option, and

(4) provide that all outstanding options shall become exercisable in full immediately prior to such event. Effective April 23, 2003, the board of directors terminated the OEC Plan and no future grants are to be made under such plan.

Features of the Visigenic Software, Inc. 1995 Stock Option Plan

As of March 31, 2003, there were 69,123 shares of common stock subject to outstanding awards under the Visigenic Software, Inc. 1995 Stock Option Plan (the “Visigenic Plan”), and there were no shares of common stock available for future grants under the Visigenic Plan. The board of directors administers the Visigenic Plan but has the authority to delegate the administration to the compensation committee. The Visigenic Plan provides for the grant to employees, officers, consultants, advisors and directors of the corporation of incentive stock options and nonstatutory stock options, provided that incentive stock options can only be granted to employees of the corporation, with the exercise prices to be determined by the board of directors, provided, that generally the exercise price of an option shall not be less than 85% of the fair market value of our common stock, as determined by the board of directors, on the date of the grant. The maximum term for options granted under the Visigenic Plan generally is ten years. In the event of a transfer of control, the board of directors may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, for such corporation to assume the corporation’s rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the acquiring corporation’s stock. Any options which are neither assumed or substituted for by the acquiring corporation in connection with the transfer of control nor exercised as of the date of the transfer of control shall terminate and cease to be outstanding effective as of the date of the transfer of control. Effective April 23, 2003, the board of directors terminated the Visigenic Plan and no future grants are to be made under such plan.

Features of the Dale L. Fuller Individual Stock Option Agreement

On April 9, 1999, Mr. Fuller was granted an option to purchase 1,000,000 shares of common stock with an exercise price of $3.6250 (said price being the price of our common stock at the close of trading on April 9, 1999 as quoted on the Nasdaq National Market) under the Dale L. Fuller Individual Stock Option Agreement (the “Fuller Option Agreement”). Such option vested at a rate of one sixth following the end of each month of employment and is fully vested as of March 31, 2003. The option is exercisable for 24 months following the termination of Mr. Fuller’s employment with Borland, but in no event beyond the term of the option, provided that, in the event such termination of employment follows a change in control (as defined in the option agreement), Mr. Fuller shall only have three months to exercise the option. As of March 31, 2003, there were 204,158 shares subject to the option unexercised. Unless earlier terminated pursuant to the terms of the Fuller Option Agreement, the option expires ten years after the date of the grant.

STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the 2002 Plan. Should such stockholder approval not be obtained, then the maximum number of shares of common stock that may be issued over the term of the 2002 Plan will remain at the level of 2,500,000 shares, and the 2,500,000-share increase and the incentive stock option limit will not be implemented. However, the 2002 Plan and our other option plans will continue in effect, and option grants and stock issuances may continue to be made under those option plans until all the shares of common stock available for issuance under those plans have been issued or until such plans expire.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

PLAN OVERVIEW

Our 1999 Employee Stock Purchase Plan (“Purchase Plan”) is intended to provide our employees with an opportunity to purchase shares of our common stock through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. We believe that our ability to provide our employees with an opportunity to purchase our common stock through the Purchase Plan is an important factor in attracting, retaining and motivating employees in a competitive marketplace.

PROPOSED AMENDMENT

To ensure that we will continue to have a sufficient number of shares available to provide employees with a stock purchase opportunity, our board of directors unanimously adopted an amendment to our Purchase Plan on April 23, 2003, subject to approval by our stockholders, to increase the number of shares of our common stock authorized for issuance under our Purchase Plan by 900,000 shares, from 2,200,000 shares to 3,100,000 shares. We are seeking stockholder approval of this amendment.

As of March 31, 2003, there were 917,312 shares of our common stock available for issuance under our Purchase Plan, not including the shares subject to this proposal. Our board believes that this number will not be sufficient to meet our anticipated needs.

DESCRIPTION OF 1999 EMPLOYEE STOCK PURCHASE PLAN

The following summary of the material features of our Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the specific language of our Purchase Plan. A copy of our Purchase Plan is available to any of our stockholders upon written request to our Director of Investor Relations at our corporate headquarters, or from the SEC through its website as the Purchase Plan has been filed as an appendix to this proxy statement.

General

Each participant in our Purchase Plan is granted at the beginning of each offering period under the Purchase Plan the right to purchase through accumulated payroll deductions up to a number of shares of our common stock (a “Purchase Right”) determined on the first day of the offering. A participant may contribute up to amounts equal to 15% of his or her cash compensation for the offering period, subject to certain limitations on the maximum number of shares purchasable per purchase date. The Purchase Plan shares may be purchased by participants at prices not less than 85% of the lower of the fair market value of the common stock at the beginning of the offering period and the fair market value on the purchase date. The Purchase Right is automatically exercised on each purchase date during the offering, unless the participant has either withdrawn from participation in our Purchase Plan or terminated employee status prior to such purchase date.

Shares Authorized

Our stockholders have previously authorized the issuance of 2,200,000 shares of our common stock under our Purchase Plan. If this proposal is approved by our stockholders, the maximum aggregate number of shares of our common stock that could be issued under our Purchase Plan will be increased to 3,100,000 shares, of which approximately 1,282,688 shares have already been purchased and issued since the inception of the Purchase Plan, including 441,749 shares which were purchased during the year ended December 31, 2002. Appropriate adjustments will be made to the shares issuable under our Purchase Plan and to the shares subject to outstanding Purchase Rights and the purchase price per share, in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization of Borland. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

Plan Administration

Our Purchase Plan is administered by the compensation committee of our board. Subject to our Purchase Plan’s provisions, the compensation committee determines the terms and conditions of Purchase Rights granted under our Purchase Plan. The compensation committee or the board interprets the Purchase Plan and Purchase Rights granted under the Purchase Plan, and all of its determinations are final and binding. With certain limitations, our Purchase Plan provides for indemnification of any director, officer or employee against all liabilities, judgments and reasonable expenses, including attorneys’ fees, incurred in any legal action arising from that person’s actions in administering our Purchase Plan.

Eligibility

Any of our employees or any employees of any of our present or future parent or subsidiary corporations designated by the compensation committee for inclusion in our Purchase Plan is eligible to participate in an offering under our Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year, provided, however, that certain of our employees in foreign countries may not be eligible. However, no employee who owns or holds options to purchase, or who, as a result of participation in our Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations is eligible to participate in our Purchase Plan. As of March 31, 2003, approximately 1,373 of our employees, including 5 executive officers, were eligible to participate in our Purchase Plan.

Offerings

Our Purchase Plan is implemented through two series of offerings, the terms of which we refer to as “Offering Periods.” A twelve-month “Annual Offering Period” will generally begin on or about December 1 of each year and a six-month “Half-Year Offering Period” will generally begin on or about June 1 of each year. An employee may not participate simultaneously in more than one offering. Generally, each Annual Offering Period is comprised of two six-month “Purchase Periods” ending on or about the last day of May and November of each year, while each Half-Year Offering Period is comprised of a single Purchase Period. However, the compensation committee may establish a different term for one or more offerings or different commencement or ending dates for any Offering Period or Purchase Period.

Participation and Purchase of Shares

Participation in an offering under our Purchase Plan is limited to our eligible employees who authorize payroll deductions prior to the first day of an Offering Period. The first day of an Offering Period is known as the “Offering Date.” Payroll deductions may not exceed 15% (or such other rate as our board determines) of an employee’s cash compensation on each pay day during the Offering Period. The Purchase Plan shares may be purchased by participants at 85% of the lower of the fair market value of the common stock at the beginning of the offering period and the fair market value on the purchase date. An employee who becomes a participant in our Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from our Purchase Plan, becomes ineligible to participate or terminates employment.

The maximum number of shares a participant may purchase in an Annual Offering Period is 2,500 shares, and for a Half-Year Offering Period, 1,250 shares. As a further limitation, no participant may purchase shares of common stock under the Purchase Plan or any other employee stock purchase plan of Borland (or any parent or subsidiary of Borland) at a rate in excess of $25,000 worth of common stock (measured by the fair market value of the common stock on the first day of the Offering Period) for each calendar year his or her Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

Subject to any uniform limitations or notice requirements imposed by us, a participant may increase (up to the 15% maximum) or decrease his or her rate of payroll deductions or withdraw from our Purchase Plan at any time during an offering. Upon withdrawal or upon the participant’s termination of employment, we will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering.

If the fair market value of a share of our common stock on the Offering Date of the current Annual Offering Period in which our employees are participating is greater than the fair market value on the Offering Date of a concurrent Half-Year Offering Period, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Annual Offering Period after the first six-month Purchase Period and enrolled in the new Half-Year Offering Period.

On the last day of each Purchase Period (the “Purchase Date”), we issue to each participant in the offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the maximum number of shares which the participant may purchase for that offering. The price at which shares are sold under our Purchase Plan is established by the compensation committee, but in no event may be less than 85% of the lower of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. The closing price of our common stock on the Nasdaq National Market on April 21, 2003, the most recent practicable date prior to the printing of this proxy statement, was $8.70.

Any payroll deductions under our Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period or Offering Period, as the case may be.

Change in Control

In the event of a merger of Borland into another corporation or another “change in control” transaction as described in our Purchase Plan, the surviving corporation or its parent may assume Borland’s rights and obligations under our Purchase Plan. However, if such corporation does not assume the outstanding Purchase Rights, our board may elect to accelerate the purchase date to a date before the change in control. Any Purchase Rights not assumed or exercised prior to the change in control will generally terminate and any accumulated payroll deductions will be refunded to the participant without interest.

Termination or Amendment

Our Purchase Plan will continue until terminated by our board or until all of the shares reserved for issuance under our Purchase Plan have been issued. Our board may at any time amend or terminate our Purchase Plan, except that the approval of our stockholders is required within twelve months of the adoption of any amendment (1) increasing the number of shares authorized for issuance under our Purchase Plan, or (2) changing the definition of the corporations which our board may designate as corporations whose employees may participate in our Purchase Plan.

PLAN BENEFITS

Benefits obtained by our employees under our Purchase Plan will depend on our employees’ individual elections to participate and the fair market value of our common stock at various future dates. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the Purchase Plan in 2003. As of March 31, 2003, no shares had been issued under the Purchase Plan on the basis of the 900,000-share increase subject to this proposal.

Purchases under the Plan

The table below shows, as to each of our Named Executive Officers and the other individuals and groups indicated, the number of shares of common stock purchased under the Purchase Plan from the inception of the plan through the most recent November 30, 2002 purchase date.

Name	Number of Purchased Shares	Weighted Average Purchase Price
Dale L. Fuller	4,679	$6.13
Frederick A. Ball	0	—
Douglas W. Barre	0	—
Keith E. Gottfried	437	$7.99
Kenneth R. Hahn	0	—
Edward M. Shelton	0	—
All current non-employee directors as a group (6 persons)	0	—
All current executive officers as a group (5 persons)	5,116	$6.29
All employees, including current officers who are not executive officers, as a group (493 persons) (1)	1,277,572	$5.89

(1)	Includes employees who may no longer be employed by us but who have participated in the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Borland, upon either the grant or the exercise of the Purchase Rights. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start of the offering period in which such shares are acquired or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Borland will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares are acquired or more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. Borland will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the Offering Period in which those shares were acquired will constitute ordinary income in the year of death.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the annual meeting is required to approve the share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the maximum number of shares of common stock that may be issued over the term of the Purchase Plan will remain at the level of 2,200,000 shares, and the 900,000-share increase will not be implemented. However, the Purchase Plan will continue to remain in effect, and stock purchases may continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of common stock under the Purchase Plan is issued.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT ACCOUNTANTS

On April 23, 2003, our board, acting upon the recommendation of the audit committee, selected PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, or a predecessor firm, has audited our consolidated financial statements since the fiscal period ended March 31, 1987. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our bylaws or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of the board, which at that time will have the exclusive authority to engage our independent accountants, will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of Borland and its stockholders.

Independent Accountant’s Fees

Fiscal Year 2002

For the fiscal year ended December 31, 2002, the total fees paid to our independent accountants, PricewaterhouseCoopers, LLP, were as follows:

Audit Fees.    For professional services rendered by PricewaterhouseCoopers LLP for the audit of Borland’s annual financial statements for the fiscal year ended December 31, 2002, including income tax provision procedures, the reviews of the financial statements included in Borland’s Forms 10-Q for that fiscal year, overseas statutory audits, consents to SEC filings, and assistance with review of documents filed with SEC, Borland was billed aggregate fees of $768,631.

Audit-Related Fees.    For professional services rendered by PricewaterhouseCoopers LLP for audit-related services consisting of due diligence related to acquisitions, and accounting assistance and audits in connection with acquisitions, Borland was billed aggregate fees of $170,180.

Tax Fees.    For professional services rendered by PricewaterhouseCoopers LLP for tax services consisting of tax consulting associated with acquisitions, global equity compensation matters and transfer pricing, Borland was billed aggregate fees of $392,851.

Financial Information Systems Design and Implementation Fees.    For the year ended December 31, 2002, PricewaterhouseCoopers LLP did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees.    For the year ended December 31, 2002, PricewaterhouseCoopers LLP, did not render any other services not described above.

Fiscal Year 2001

For the fiscal year ended December 31, 2001, the total fees paid to our independent accountants, PricewaterhouseCoopers, LLP, were as follows:

Audit Fees.    For professional services rendered by PricewaterhouseCoopers LLP for the audit of Borland’s annual financial statements for the fiscal year ended December 31, 2001, including income tax provision procedures, the reviews of the financial statements included in Borland’s Forms 10-Q for that fiscal year, overseas statutory audits, consents to SEC filings, and assistance with review of documents filed with SEC, Borland was billed aggregate fees of $546,937.

Audit-Related Fees.    For the year ended December 31, 2001, PricewaterhouseCoopers LLP did not render any audit-related services.

Tax Fees.    For professional services rendered by PricewaterhouseCoopers LLP for tax services consisting of tax consulting associated with acquisitions, global equity compensation matters and transfer pricing, Borland was billed aggregate fees of $83,036.

Financial Information Systems Design and Implementation Fees.    For the year ended December 31, 2001, PricewaterhouseCoopers LLP did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees.    For the year ended December 31, 2001, PricewaterhouseCoopers LLP, did not render any other services not described above.

Auditor Policy

On February 28, 2002, we adopted a new auditor policy that prohibits our outside accountants from performing non-financial consulting services for Borland. We can still continue to use PricewaterhouseCoopers LLP to perform services for us in such areas as audits of statutory filings of foreign subsidiaries, acquisition due diligence, 401(k) plan audits, reviews of SEC filings and registrations and tax compliance and planning. In addition, in accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise their independence in performing their audit services as well as all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee. Applicable laws and regulations prohibit an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; Borland has not in recent years obtained any of these services from PricewaterhouseCoopers LLP.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information regarding our current executive officers:

Name	Position	Age
Dale L. Fuller(1)	President and Chief Executive Officer	44
Frederick A. Ball	Executive Vice President of Corporate Development and Mergers and Acquisitions	40
Douglas W. Barre	Senior Vice President and Chief Operating Officer	58
Keith E. Gottfried	Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer	36
Kenneth R. Hahn	Senior Vice President and Chief Financial Officer	36

(1)	Mr. Fuller’s biographical information is provided above as a director.

Frederick A. Ball

Mr. Ball joined Borland in September 1999 as Senior Vice President and Chief Financial Officer. In June 2001, Mr. Ball was promoted to Executive Vice President and Chief Financial Officer. In October 2002, Mr. Ball was appointed as Executive Vice President of Corporate Development and Mergers and Acquisitions. From June 1999 until joining Borland, Mr. Ball served as the Vice President of Mergers and Acquisitions for KLA-Tencor Corporation, a semiconductor equipment maker. Prior to this position at KLA-Tencor Corporation, Mr. Ball served as the Vice President of Finance for KLA-Tencor Corporation following its merger with Tencor Instruments, a semiconductor equipment maker, in 1997. Mr. Ball joined Tencor Instruments as Corporate Controller in March 1995 and was promoted to Vice President and appointed Corporate Secretary in January of 1996. Mr. Ball was employed with PricewaterhouseCoopers LLP, an accounting firm, from September 1984 until March 1995. Mr. Ball received a B.S. in Accounting from Virginia Polytechnic Institute in 1983.

Douglas W. Barre

Mr. Barre joined Borland in May 2000 as Senior Vice President and Chief Operating Officer. From April 1997 until joining Borland, Mr. Barre was Senior Vice President of Enterprise Software at Compuware Corporation, a software company, and from October 1995 until April 1997 served as Vice President and General Manager of Compuware Corporation’s European Operations. From April 1994 until October 1995, Mr. Barre was Vice President of Business Transformation and Chief Information Officer of Bell Mobility, a telecommunications company. Mr. Barre has also held senior management positions at AT&T/Cantel, Imperial Oil Ltd. and Texaco Canada Inc. Mr. Barre received a B.A. in Administrative Studies at York University in 1976 and completed Executive Management Training at the University of Western Ontario in 1983.

Keith E. Gottfried

Mr. Gottfried joined Borland in June 2000. Mr. Gottfried currently serves as Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer. Prior to joining Borland, Mr. Gottfried was a corporate attorney in the New York office of the law firm Skadden, Arps, Slate, Meagher & Flom LLP where he advised public and private companies on mergers and acquisitions, joint ventures, federal securities registrations and compliance and general corporate matters. Mr. Gottfried holds a law degree, cum laude, from Boston University’s School of Law where he was named an Edward F. Hennessey Distinguished Scholar of Law and a G. Joseph Tauro Scholar of Law. He also holds an M.B.A. with high honors from Boston University’s Graduate School of Management and a B.S. in Economics from the University of Pennsylvania’s Wharton School. Mr. Gottfried is also a Certified Public Accountant and, prior to attending law school, was employed as an accountant and auditor with the accounting firm of Arthur Young & Company, a predecessor firm to Ernst & Young LLP. Mr. Gottfried is admitted to the practice of law by the state bars of California, New York, Pennsylvania, New Jersey and Massachusetts. Mr. Gottfried is a member of the Board of Directors of the Business Software Alliance, a trade association of leading software companies.

Kenneth R. Hahn

Mr. Hahn joined Borland in October 2002 as Senior Vice President and Chief Financial Officer. Prior to joining Borland, Mr. Hahn was Senior Vice President, Chief Financial Officer and Secretary of Extensity, Inc., which was then a publicly-traded enterprise software company in the employee relationship management space and which was recently acquired by Geac Computer Corporation Limited. He also held the positions of Vice President of Finance and Corporate Controller during his employment at Extensity from January 1998 to September 2002. Prior to Extensity, Mr. Hahn was a strategy consultant with the Boston Consulting Group, providing advisory services to Fortune 500 and high technology companies from October 1995 to December 1997. He began his career with PricewaterhouseCoopers LLP, where he completed his five year tenure in the position of audit manager. Mr. Hahn holds an M.B.A. from the Stanford Graduate School of Business, where he was named an Arjay Miller Scholar. He received a B.A., summa cum laude, in business administration from California State University, Fullerton. Mr. Hahn is a Certified Public Accountant and a Certified Management Accountant.

EXECUTIVE OFFICER COMPENSATION

The following table shows, for the fiscal years ended December 31, 2000, 2001 and 2002, information about the compensation received or earned by our Chief Executive Officer and our four other most highly compensated executive officers who were serving in such capacities on December 31, 2002, which is the last day of our most recently completed fiscal year. It also includes Edward M. Shelton, who remains in our employ but who ceased to serve as an executive officer after May 2002. As used in this proxy statement, the term “Named Executive Officers” means all persons identified in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)								Long-Term Compensation Awards
Name and Principal Position	Year		Salary($)		Bonus($)		Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)
Dale L. Fuller President and Chief Executive Officer	2002 2001 2000		533,077 600,000 900,000	(2) (5)	410,000 600,000 300,000		— — —		— 1,000,000 1,000,000	5,044 5,580 200	(3) (4) (6)

Frederick A. Ball Executive Vice President of Corporate Development and Mergers and Acquisitions	2002 2001 2000		350,000 350,000 342,308	(9)	176,456 121,003 331,738	(10)	— — —		100,000 100,000 150,000	5,730 5,532 2,127	(7) (8) (11)

Douglas W. Barre(12) Senior Vice President and Chief Operating Officer	2002 2001 2000	(15)	350,000 350,000 215,385	(16)	104,732 76,505 28,175		— — —		100,000 100,000 375,000	7,716 7,331 124,975	(13) (14) (17)

Keith E. Gottfried Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer	2002 2001 2000	(20)	300,000 300,000 167,308	(21)	95,108 71,015 24,150		— — —		100,000 100,000 375,000	13,804 37,819 24,652	(18) (19) (22)

Kenneth R. Hahn(23) Senior Vice President and Chief Financial Officer	2002 2001 2000		54,923 — —	(24)	10,525 — —		74,305 — —	(25)	300,000 — —	85,610 — —	(26)

Edward M. Shelton(27) Senior Vice President—Business Development	2002 2001 2000	(30)	250,000 250,000 158,654	(31)	42,500 53,888 17,000		— — —		20,000 100,000 250,000	1,932 782 256	(28) (29) (6)

(1)	For 2000, annual compensation is based upon amounts paid to Named Executive Officers in such year, as well as certain amounts earned in 2000 and paid in 2001. For 2001 and 2002, annual compensation is based upon all amounts earned in such year, regardless of when paid.

(2)	In the second quarter of 2002, Borland and Mr. Fuller agreed that, solely for that quarter, his base salary would be reduced consistent with tying his compensation to Borland’s performance.
(3)	Represents employer-matching contributions to the 401(k) Plan in the amount of $4,644 and group term life insurance premiums paid by Borland in the amount of $400.
(4)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,100 and group term life insurance premiums paid by Borland in the amount of $480.
(5)	Includes $11,538 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.
(6)	Consists of group term life insurance premiums paid by Borland.
(7)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,250 and group term life insurance premiums paid by Borland in the amount of $480.
(8)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,100 and group term life insurance premiums paid by Borland in the amount of $432.
(9)	Includes $6,731 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.
(10)	Includes $20,563 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.
(11)	Represents employer-matching contributions to the 401(k) Plan in the amount of $1,731 and group term life insurance premiums paid by Borland in the amount of $396.
(12)	Mr. Barre is a party to a loan agreement with Borland as described under “Certain Relationships and Related Transactions” on page 45 of this proxy statement. In the event the loan is forgiven pursuant to the terms of the loan agreement, then such forgiveness would be identified as earned income in this table.
(13)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,500, group term life insurance premiums paid by Borland in the amount of $2,064 and relocation expenses of $152.
(14)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,100, group term life insurance premiums paid by Borland in the amount of $2,064 and relocation expenses of $167.
(15)	Mr. Barre’s employment began on May 22, 2000. The amounts shown for 2000 were paid in respect to service between May 22, 2000 and December 31, 2000.
(16)	Includes $6,731 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.
(17)	Represents group term life insurance premiums paid by Borland in the amount of $1,204 and relocation expenses of $123,771.
(18)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,500, group term life insurance premiums paid by Borland in the amount of $432 and housing allowance of $7,872.
(19)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,100, group term life insurance premiums paid by Borland in the amount of $432, relocation expenses of $26,529 and housing allowance of $5,758.
(20)	Mr. Gottfried’s employment began on June 12, 2000. The amounts shown for 2000 were paid in respect to service between June 12, 2000 and December 31, 2000.
(21)	Includes $5,769 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.
(22)	Represents group term life insurance premiums paid by Borland in the amount of $224 and relocation expenses of $24,428.
(23)	Although we are not required to disclose Mr. Hahn’s employment information because his bonus and salary are not in excess of $100,000, we have elected to treat Mr. Hahn as a Named Executive Officer.
(24)	Mr. Hahn’s employment began on October 22, 2002. The amounts shown for 2002 were earned in respect to service between October 22, 2002 and December 31, 2002.
(25)	Represents tax gross up with respect to relocation bonus and expenses.
(26)	Represents group term life insurance premiums paid by Borland in the amount of $72 and relocation bonus of $85,538.
(27)

Effective May 2002, our board of directors determined that Mr. Shelton would no longer be designated as an officer subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”). Mr. Shelton would have been one of our four most highly paid executive officers but for the fact that he was not serving as an executive officer as of the end of the last fiscal year.

(28)	Represents employer-matching contributions to the 401(k) Plan in the amount of $1,500 and group term life insurance premiums paid by Borland in the amount of $432.
(29)	Represents group term life insurance premiums paid by Borland in the amount of $432 and relocation expenses of $350.
(30)	Mr. Shelton’s employment began on May 15, 2000. The amounts shown for 2000 were paid in respect of service between May 15, 2000 and December 31, 2000.
(31)	Includes $4,807 earned in 2000 but paid in 2001. Such amount was not included as 2000 compensation in the 2001 proxy statement.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows individual stock option grants made during the fiscal year ended December 31, 2002 to the Named Executive Officers and hypothetical gains for the stock options at the end of their respective ten year terms. In accordance with applicable requirements of the SEC, we have assumed annualized growth rates of the market price of our common stock over the exercise price of the stock option of five percent (5%) and ten percent (10%), running from the date the stock option was granted to the end of the stock option term. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions and do not represent an estimate of future stock price growth.

	Individual Grants (1)
	Number of Securities Underlying Options Granted(2)		Percentage of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price per Share	Expiration Date(4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%	10%
Dale L. Fuller	—		—	—	—	—	—
Frederick A. Ball	100,000	(5)	2.54	8.00	10/3/2012	$503,115.70	$1,274,933.97
Douglas W. Barre	100,000	(5)	2.54	8.00	10/3/2012	$503,115.70	$1,274,933.97
Keith E. Gottfried	100,000	(5)	2.54	8.00	10/3/2012	$503,115.70	$1,274,933.97
Kenneth R. Hahn	300,000	(6)	7.62	9.91	10/22/2012	$1,869,703.72	$4,738,196.34
Edward M. Shelton	20,000	(5)	0.51	8.00	10/3/2012	$100,623.14	$254,998.79

(1)	We did not grant any stock appreciation rights during the fiscal year ended December 31, 2002.
(2)	Each stock option granted during the year ended December 31, 2002 was granted ten years before the indicated expiration date and has an exercise price equal to the fair market value of our common stock on the date of grant.
(3)	We granted stock options to purchase an aggregate of 3,939,371 shares to employees in the year ended December 31, 2002. The foregoing total excludes options granted to consultants and non-employee directors.
(4)	Stock options may terminate before their expiration date upon the termination of optionee’s status as an employee or consultant or upon the optionee’s death or disability.
(5)	Upon a change in control of Borland (as such term is defined in the officer’s employment agreement), the vesting of these stock options will be accelerated and the options will be exercisable in full. With respect to Messrs. Barre, Gottfried and Shelton, pursuant to employment agreements with these officers, in the event his employment is terminated by us without “cause” or by him upon “constructive termination” of his employment, the officers shall be entitled to 6 months accelerated vesting. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. The stock options vest 25% nine months from the date of grant and ratably over the next three years on a monthly basis.
(6)	Pursuant to the terms of his employment agreement, in the event Mr. Hahn is terminated other than for misconduct or is constructively terminated (as those terms are defined in his employment agreement) within 12 months of a change in control of Borland (as such term is defined in his stock option agreement), the vesting of these stock options will be accelerated and the options will be exercisable in full. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. The stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END STOCK OPTION VALUES

The following table shows all stock options exercised by the Named Executive Officers for the fiscal year ended December 31, 2002. The “Value Realized” column reflects the difference between the market value of the underlying securities and the exercise price of the stock options on the actual exercise date. The “Value of Unexercised In-The-Money Options” column reflects the difference between the market value at the end of the fiscal year and the exercise price of in-the-money stock options.

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Year-End(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dale L. Fuller	400,000	$4,044,453	1,234,158	—	$8,800,121	$—
Frederick A. Ball	150,000	$1,653,155	291,667	333,333	$2,006,362	$1,712,851
Douglas W. Barre	40,000	$457,891	175,690	321,810	$945,089	$1,489,317
Keith E. Gottfried	40,000	$318,100	96,979	305,208	$414,774	$1,377,461
Kenneth R. Hahn	0	$0	0	300,000	$0	$717,000
Edward M. Shelton	40,000	$453,898	139,708	170,292	$673,324	$639,354

(1)	Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.
(2)	Options are subject to acceleration provisions as described in “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.
(3)	Value of options at fiscal year-end is based on the closing price of our common stock on December 31, 2002 on the Nasdaq National Market of $12.30, minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL ARRANGEMENTS

Dale L. Fuller

We are a party to an employment agreement with Dale L. Fuller, dated as of December 29, 2000, pursuant to which Mr. Fuller has agreed to serve as our President and Chief Executive Officer at a base salary of $600,000 per year. Under Mr. Fuller’s employment agreement, Mr. Fuller will, subject to the attainment of objectives previously set by the compensation committee and agreed to by Mr. Fuller, receive a monthly bonus equal to one-twelfth of the annual base salary in effect for the month in respect of which the bonus is payable. If we terminate Mr. Fuller’s employment other than for “cause,” or if Mr. Fuller terminates his employment upon a “constructive termination” of his employment (as such terms are defined in his employment agreement), Mr. Fuller is entitled to a severance payment equal to the sum of his annual base salary and annualized bonus. In addition, we must reimburse COBRA premiums paid by Mr. Fuller.

The employment agreement also provides for Mr. Fuller to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Fuller from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Fuller may receive. In general, Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. However, the Code provides a “safe harbor” from the excise tax if an employee does not receive parachute payments with a value in excess of 2.99 times the employee’s base amount. An employee’s base amount is the average taxable compensation received by the employee from his employer over the five taxable years (or the entire period of employment, if less) preceding the year in which a change in control occurs. A parachute payment is any payment or benefit which is contingent on a change in control.

In addition, pursuant to Mr. Fuller’s stock option agreements, (i) the option to purchase 1,000,000 shares granted effective December 29, 2000, may be exercised at any time within the 24 month period following termination of his employment and (ii) the option to purchase 1,000,000 shares granted to Mr. Fuller on April 9, 1999 may be exercised at any time within the 24 month period following termination of his employment provided that, in the event such termination with respect to the April 9, 1999 grant follows a change in control (as defined in the option agreement), Mr. Fuller shall only have three months to exercise the option.

Frederick A. Ball

We are a party to an employment agreement with Frederick A. Ball, dated September 16, 1999, as modified by letter agreements dated May 30, 2000 and December 17, 2001. Mr. Ball serves as our Executive Vice President of Corporate Development and Mergers and Acquisitions. Effective as of May 22, 2000, Mr. Ball’s base salary was increased from $300,000 to $350,000 per year. Under Mr. Ball’s employment agreement, as modified, Mr. Ball is eligible to receive an annual bonus of up to seventy percent of his base salary. Bonus criteria for executives are discussed under the “Compensation Committee Report on Executive Compensation.”

We also entered into a change in control agreement with Mr. Ball on May 31, 2000. Mr. Ball’s agreement provides the severance benefits described below in the event Mr. Ball is “involuntarily terminated” within one year following a change in control of Borland, as defined in the agreement. An involuntary termination of employment includes a termination of Mr. Ball’s employment without “cause” or by Mr. Ball upon a “constructive termination” of his employment (as such terms are referred to in his change in control agreement).

Upon a qualifying involuntary termination of employment after a change in control, the change in control agreement provides that Mr. Ball will be entitled to receive severance pay from us in a lump sum amount equal to his annual base salary in effect at the time of the termination. In addition, we must continue Mr. Ball’s existing health insurance coverage, or reimburse COBRA premiums paid by Mr. Ball if health coverage continuation is not permitted by law. The health coverage benefit will continue until the earlier of (1) the expiration of twelve months from the date of the termination of Mr. Ball’s employment or (2) the date on which Mr. Ball commences new employment. The change in control agreement provides that, during the two-year period following a qualifying involuntary termination of employment, we shall retain Mr. Ball as a consultant to provide services to us at our request for up to eight hours per week. For actually providing services, Mr. Ball will be entitled to a payment of $1,000 per day and reasonable out-of-pocket expenses. In order to receive severance pay, Mr. Ball must release us from certain claims and liabilities, including claims and liabilities arising under his employment agreement.

The change in control agreement also provides that unvested stock options to purchase shares of our stock held by Mr. Ball would vest and become exercisable upon a change in control of Borland and Mr. Ball shall have 24 months following the change in control to exercise such stock options.

The employment agreement, as modified on December 17, 2001, also provides for Mr. Ball to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Ball from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Ball may receive.

Douglas W. Barre

We are a party to an employment agreement with Douglas W. Barre, dated May 17, 2000, as modified by letter agreements dated September 11, 2000 and December 17, 2001. Mr. Barre serves as our Senior Vice President and Chief Operating Officer at a base salary of $350,000 per year. Mr. Barre is also eligible to receive an annual bonus of up to fifty percent of his base salary. Bonus criteria for executives are discussed under the “Compensation Committee Report on Executive Compensation.” The agreement with Mr. Barre provides that all of the stock options granted to Mr. Barre under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control of Borland, as defined in the agreement. The employment agreement also entitles Mr. Barre to a severance payment in an amount equal to six months of base salary and six months accelerated vesting of any unvested stock options if his employment is terminated by us without “cause” or by him upon a “constructive termination” of his employment (as such terms are defined in his employment agreement).

The employment agreement, as modified on December 17, 2001, also provides for Mr. Barre to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Barre from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Barre may receive.

In connection with hiring Douglas W. Barre to serve as our Senior Vice President and Chief Operating Officer and relocating him to Northern California, on June 26, 2000, Borland agreed to extend a loan to Mr. Barre and his spouse in the amount of $1,000,000 for the purpose of purchasing a residence within a reasonable commuting distance of Borland’s Scotts Valley headquarters. The loan is discussed further under “Certain Relationships and Related Transactions” on page 45 of this proxy statement.

Pursuant to the individual stock option agreements, each stock option grant made to Mr. Barre since the beginning of his employment, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control.

Keith E. Gottfried

We are a party to an employment agreement with Keith E. Gottfried, dated May 18, 2000, as modified by letter agreements dated April 25, 2001 and December 17, 2001. Mr. Gottfried serves as our Senior Vice President–Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer at a base salary of $300,000 per year. Mr. Gottfried is also eligible to receive an annual bonus of up to fifty percent of his base salary. Bonus criteria for executives are discussed under the “Compensation Committee Report on Executive Compensation.” The agreement with Mr. Gottfried provides that all of the stock options granted to Mr. Gottfried under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control of Borland as defined in the agreement. The employment agreement also entitles Mr. Gottfried to a severance payment in an amount equal to six months of his base salary and six months accelerated vesting of any unvested stock options if his employment is terminated by us without “cause” or by him upon a “constructive termination” of his employment (as such terms are defined in his employment agreement).

The employment agreement, as modified on December 17, 2001, also provides for Mr. Gottfried to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Gottfried from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Gottfried may receive.

Pursuant to the individual stock option agreements, each stock option grant made to Mr. Gottfried since the beginning of his employment, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control.

Kenneth R. Hahn

We are a party to an employment agreement with Kenneth R. Hahn, dated August 7, 2002, as modified October 22, 2002. Mr. Hahn serves as our Senior Vice President and Chief Financial Officer at a base salary of $280,000 per year. Under Mr. Hahn’s employment agreement, Mr. Hahn is eligible to receive an annual bonus of up to 50% of his base salary. Bonus criteria for executives are discussed under the “Compensation Committee Report on Executive Compensation.” Under the agreement Mr. Hahn was eligible to receive a stock option to purchase 300,000 shares of our common stock. In connection with the commencement of his employment, the compensation committee granted Mr. Hahn an option to purchase 300,000 shares of our common stock. The agreement provides that this stock option, to the extent not already vested and exercisable, shall become vested and exercisable in the event Mr. Hahn is terminated other than for misconduct or is constructively terminated within twelve months of a change in control (as such terms are defined in his employment agreement). Mr. Hahn also received a relocation bonus of $85,538.43 in consideration for the relocation of Mr. Hahn’s primary residence. In addition, Mr. Hahn is entitled to receive reimbursement for temporary housing costs for a period of 12 months, in an amount not to exceed $5,000 per month. In connection with this reimbursement for temporary housing and the relocation bonus, we will provide an additional payment with respect to any applicable federal, state and local income and employment taxes payable in connection therewith.

Edward M. Shelton

Effective May 2002, our board of directors determined that Mr. Shelton would no longer be designated as an officer subject to the requirements of Section 16 of the Exchange Act. We are a party to an employment agreement with Edward M. Shelton, dated May 15, 2000. Mr. Shelton serves as our Senior Vice President–Business Development at a base salary of $250,000 per year. Mr. Shelton is also eligible to receive an annual bonus of up to fifty percent of his base salary. Bonus criteria for executives are discussed under the “Compensation Committee Report on Executive Compensation.” The agreement with Mr. Shelton provides that all of the stock options granted to Mr. Shelton under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control of Borland. The employment agreement also entitles Mr. Shelton to a severance payment in an amount equal to six months of his base salary and six months accelerated vesting of any unvested stock options if his employment is terminated by us without “cause” or by him upon a “constructive termination” of his employment (as such terms are defined in his employment agreement).

Pursuant to the individual stock option agreements, each stock option grant made to Mr. Shelton since the beginning of his employment, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the board of directors, describing compensation policy, practice and philosophy, specifically regarding Borland’s executive officers. We, the members of the compensation committee of the board of directors are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2002.

The compensation committee is solely comprised of non-employee directors. The compensation committee currently consists of William K. Hooper (Chairman), William F. Miller and Laura S. Unger. Robert Dickerson left the committee in May 2002. Ms. Unger joined the committee in May 2002.

Acting on the behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	approving the salaries and other compensation of executive officers and other key employees;

•	approving change in control agreements and accelerated vesting of stock;

•	administering our employee and management incentive plans, including both cash and equity plans, and making grants of stock options and other awards; and

•	advising the board on Borland’s compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy

The compensation committee believes that the compensation of the executive officers and other key Borland employees should be linked to performance and the creation of long-term stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive and key employee pay is tied to success in meeting performance goals and appreciation in the market price of Borland’s common stock. Consistent with this philosophy, our compensation programs include a combination of salary, at-risk incentives and stock options designed to retain, reward and motivate talent within Borland.

The goal of the compensation committee is to align compensation packages with the long-term interests of Borland’s stockholders. In structuring compensation, the compensation committee has been particularly mindful of several key issues. The compensation committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The compensation committee has also had to face an extremely competitive environment for attracting and retaining senior level management in the technology sector in general, compounded by the difficulty of recruiting in the Scotts Valley area. In addition, the compensation committee has had to counter the efforts that have been made by our competitors to lure away management and other key personnel. The compensation committee believes it is critical to Borland’s long-term prospects to establish compensation programs that attract and retain those with the talent, skill and experience necessary for Borland to realize its strategic objectives.

Survey

For comparative compensation purposes for the 2002 fiscal year, the compensation committee analyzed compensation data drawn from a nationally recognized survey of similarly-sized technology companies which the compensation committee believed would serve as a representative peer group. In selecting companies to survey for such compensation purposes, the compensation committee considered many factors not directly associated with stock price performance, such as geographic location, industry and size (determined by number of employees and revenue). For this reason, there is not necessarily a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the Nasdaq Computer and Data Processing Index which Borland has selected as the industry index for purposes of the stock performance graph appearing later in this proxy statement.

Base Salary

The base salary of our executive officers is individually negotiated at the time each officer joins us or assumes his/her position. The compensation committee approves changes to executive officer’s base salary. The compensation committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

Incentive Bonus

Borland’s bonus plans provide for cash awards to executive officers and key employees, as well as employees at all levels of the organization. The compensation committee believes that by providing performance incentives through at-risk pay, we directly align the focus of all employees with the long-term interests of our stockholders. We have a bonus plan applicable to executive officers other than our CEO and a separate bonus plan applicable to our other employees. The amount of at-risk pay is determined by the level, scope and responsibility of the position and the target bonus is set at a specified percentage of the individual’s base salary for the year. Under the plan, executive officers have a substantial portion of their total cash compensation at risk. Awards are based on both the achievement of specific goals set by Borland and the level of contribution made by these individuals. In calculating bonus awards, specific performance objectives are considered. These include Borland’s attainment of financial objectives tied to operating income and revenue and the attainment of designated personal goals, necessary for the achievement of our short and long-term objectives. For the 2002 fiscal year, certain of the corporate performance goals were attained, and the executive officers (other than the CEO, whose compensation is specifically addressed below) earned a portion of their target bonus based on their attainment of their personal goals.

Equity Compensation

The purpose of our equity compensation plans is to provide employees with an opportunity to participate, along with stockholders, in the long-term performance of Borland. Our existing equity compensation plans enable us to link compensation to our long-term performance. The compensation committee makes periodic grants of stock options to eligible employees. Frequently this occurs upon commencement of employment or following a significant change in job responsibilities. Employee stock options usually vest over four years and expire ten years from the date of grant. The exercise price of options is normally 100% of fair market value of the underlying stock on the date of grant. Accordingly, the options will provide a return to the executive officer only if he or she remains employed by Borland during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term. In awarding stock options, the compensation committee considers individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options already held by the individual and the total number of stock options to be awarded.

CEO Compensation

Effective December 29, 2000, as described in “Employment Contracts, Termination of Employment and Change in Control Arrangements,” Borland entered into a formal employment agreement with Mr. Fuller, Borland’s President and Chief Executive Officer. Pursuant to this agreement, Mr. Fuller is entitled to a base salary of $50,000 per month, and is entitled to a monthly bonus of up to 100% of such base salary. Mr. Fuller’s bonus was entirely dependent upon his attainment of the performance goals we designated for him for the 2002 fiscal year and was paid on the basis of our evaluation of his performance. Mr. Fuller is not a participant in the incentive bonus plan applicable to our other executive officers. In the second quarter of 2002, Borland and Mr. Fuller agreed that, solely for that quarter, his base salary would be reduced consistent with tying his compensation to Borland’s performance.

Mr. Fuller continues to demonstrate highly effective leadership in his capacity as our President and CEO. Since Mr. Fuller assumed this role, Borland’s renewed business focus is represented by its profitability in the year ended December 31, 2002 and expanding acceptance of its product lines. Mr. Fuller has assembled a strong senior level management team, which provides the strategic guidance for our future initiatives, in addition to driving operation and execution of our business plan.

The criteria we use to determine Mr. Fuller’s compensation are based on performance and the marketplace. Mr. Fuller has repeatedly demonstrated the leadership necessary to build Borland’s business while increasing stockholder value. This was accomplished in a year of market uncertainty and a general economic downturn. Further, a highly-performing CEO continues to be in demand, and through an aggressive pay-for-performance model Mr. Fuller must be compensated accordingly. Mr. Fuller’s compensation plan is based on rewarding his ongoing high performance through base salary, performance-based bonus and ongoing stock options. However, Mr. Fuller’s options are nearly fully vested and it is unlikely there will be sufficient options available for grant to Mr. Fuller in the coming year. The compensation committee believes it is necessary to align Mr. Fuller’s interests with those of Borland and therefore the compensation committee is evaluating possible modifications to Mr. Fuller’s compensation.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The compensation paid to Borland’s executive officers, excluding performance-based compensation, for the 2002 fiscal year did not exceed the $1 million limit per officer. Because it is unlikely that the non-performance based compensation payable to any of Borland’s executive officers, other than with respect to the Chief Executive Officer, will approach the $1 million limit in the foreseeable future, we have decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Borland’s executive officers. We wish to retain the flexibility, where necessary to promote the incentive and retention goals mentioned above, to pay cash compensation that may not be deductible. However, we will reconsider this decision should the individual compensation of several of the executive officers approach the $1 million level.

The discretionary option grant program in effect under Borland’s 2002 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under that program or the sale of the shares purchased under those options will qualify as performance-based compensation that will not be subject to the $1 million limitation.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Borland specifically incorporates it by reference into such filing.

Compensation Committee:

William K. Hooper (Chairman)

William F. Miller

Laura S. Unger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2002, the board’s compensation committee consisted of William K. Hooper (Chairman), William F. Miller, Robert Dickerson (from January through May) and Laura S. Unger (from May until December).

From January 1988 to March 1995, Robert Dickerson, a member of the board’s compensation committee from May 2001 until May 2002, served as our Vice President of Product Marketing and later as Senior Vice-President of Database and Connectivity Products. In addition, since September 2002, our CEO, Dale L. Fuller, has served on the board of Pacific Edge Software, Inc., a privately-held software company, where he abstains from any compensation decisions with regard to Mr. Dickerson, who is that company’s Chief Executive Officer.

AUDIT COMMITTEE REPORT AND DISCLOSURES

The audit committee of the board of directors provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Borland. Among other things, the audit committee reviews and discusses with management and with Borland’s outside accountants the results of the year-end audit of Borland, including the audit report and audited financial statements.

All members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to the requirements of the NASD.

In connection with its review of Borland’s audited financial statements for the fiscal year ended December 31, 2002, the audit committee reviewed and discussed the audited financial statements with management, and discussed with PricewaterhouseCoopers LLP, Borland’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence from Borland. The audit committee has determined that the provision of non-audit services rendered by PricewaterhouseCoopers LLP to Borland is compatible with maintaining the independence of PricewaterhouseCoopers LLP from Borland.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Borland’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, for filing with the SEC.

During the past year, the Sarbanes-Oxley Act and rules and regulations promulgated thereunder added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility have been proposed by NASD and will become applicable to Borland if and when they are finally adopted. The audit committee reviews and assesses the adequacy of its charter on an annual basis. The charter is presently under review, and it is expected that the board, with the recommendation of the audit committee, will amend the charter later this year to reflect the relevant provisions of the Sarbanes-Oxley Act and rules and regulations promulgated thereunder and related NASD rules. A copy of the audit committee’s charter was most recently published in Borland’s proxy statement for its 2002 Annual Stockholders’ Meeting. In part due to the recent acquisitions and new requirements of the Sarbanes-Oxley Act and rules and regulations promulgated thereunder, and other current and future regulations, Borland expects that its audit and audit-related expenses will increase for 2003 over the 2002 amounts. Borland’s overall audit and audit-related costs, including related internal costs, would likely be greater in the event that a firm other than PricewaterhouseCoopers LLP is chosen as independent accountants for 2003. For a discussion of our policy regarding audit and non-audit services, as well as information regarding fees paid to PricewaterhouseCoopers LLP for services in fiscal years 2002 and 2001, see “Ratification of Selection of PricewaterhouseCoopers LLP as Our Independent Accountants” on page 28 of this proxy statement.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Borland specifically incorporates it by reference into such filing.

Audit Committee:

Robert H. Kohn (Chairman)

William F. Miller

William K. Hooper

CORPORATE GOVERNANCE

We are committed to good corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Attached to this proxy statement as Annex A are our formal corporate governance guidelines. We regularly monitor developments in the area of corporate governance to assess whether there are other opportunities to continue to improve our corporate governance practices. In July 2002, Congress passed the Sarbanes-Oxley Act, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, NASD has recently proposed changes to its corporate governance requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed NASD rules are subject to formal SEC rules that have not yet or only recently been adopted, and therefore do not yet apply to us as of the date of this proxy statement.

We have adopted a senior officer code of conduct applicable to our Worldwide Controller, Chief Financial Officer and Chief Executive Officer. The code was filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2002 and is available on our website at www.borland.com. Amendments to, and waivers from, the code relating to any of these officers will be disclosed at the same website address provided above.

STOCK PERFORMANCE GRAPH

The stock price performance graph below compares the cumulative total stockholder return on our common stock with that of the Center for Research in Security Prices (CRSP) Total Return Index for Nasdaq Stock Market U.S. Companies and the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the period commencing on January 1, 1998 and ending December 31, 2002. The graph assumes that $100.00 was invested in our common stock and in each index on December 31, 1997. The total return for the common stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on our common stock, and is calculated as of the last day of the month indicated.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Borland’s common stock.

* $100 INVESTED ON 12/31/97 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDED DECEMBER 31

Company/Index Name	Base Period	Cumulative Total Return

	12/97	12/98	12/99	12/99	12/00	12/01	12/02

BORLAND SOFTWARE CORPORATION	100.00	75.21	151.29	151.29	75.64	214.15	168.21

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	140.99	261.48	261.48	157.77	125.16	86.53

NASDAQ COMPUTER & DATA PROCESSING INDEX	100.00	178.39	392.44	392.44	180.62	145.44	100.30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all reports required by Section 16(a) to be filed by our officers, directors and greater than ten percent (10%) beneficial owners were filed on time during the year ended December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 21, 2003, how many shares of common stock are owned by:

•	each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, the only class of our voting securities;

•	each director and each nominee for director;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

This table is based upon information supplied by officers, directors and Schedules 13D and 13G filed with the SEC. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our common stock as of April 21, 2003. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned (1)
Beneficial Owner	Number		Percent
5% Stockholders:
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	4,021,016	(2)	4.99%

FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109	4,061,982	(3)	5.04%

Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	5,809,366	(4)	7.21%

Named Executive Officers and Directors:
Dale L. Fuller	1,228,837	(5)	1.52%
William F. Miller	152,802	(6)	*
Robert H. Kohn	150,930	(7)	*
Robert Dickerson	51,288	(8)	*
William K. Hooper	61,844	(9)	*
Laura S. Unger	30,000	(10)	*
Charles J. Robel	0		0
Frederick A. Ball	371,876	(11)	*
Douglas W. Barre	222,370	(12)	*
Keith E. Gottfried	156,791	(13)	*
Kenneth R. Hahn	0		0
Edward M. Shelton	178,462	(14)	*
All current directors and executive officers as a group (11 persons)	2,426,738	(15)	3.01%

*	Less than one percent.
(1)

Number of shares beneficially owned and the percentage of shares beneficially owned are based on shares outstanding as of April 21, 2003, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after April 21, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on a Schedule 13G dated February 12, 2003 which was filed with the SEC by Franklin Resources, Inc. (“Franklin Resources”). Franklin Resources reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Franklin Resources.
(3)	Based on a Schedule 13G dated February 14, 2003 which was filed with the SEC by FMR Corp. (“FMR”). FMR reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by FMR.
(4)	Based on a Schedule 13G (Amendment No. 9) dated January 7, 2003 which was filed with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers. Merrill Lynch reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Merrill Lynch.
(5)	Includes options exercisable within 60 days of April 21, 2003 to acquire 1,204,158 shares.
(6)	Represents options exercisable within 60 days of April 21, 2003 to acquire 152,802 shares.
(7)	Includes options exercisable within 60 days of April 21, 2003 to acquire 150,248 shares.
(8)	Includes options exercisable within 60 days of April 21, 2003 to acquire 50,990 shares.
(9)	Represents options exercisable within 60 days of April 21, 2003 to acquire 61,844 shares.
(10)	Represents options exercisable within 60 days of April 21, 2003 to acquire 30,000 shares.
(11)	Represents options exercisable within 60 days of April 21, 2003 to acquire 371,876 shares.
(12)	Represents options exercisable within 60 days of April 21, 2003 to acquire 222,370 shares.
(13)	Includes options exercisable within 60 days of April 21, 2003 to acquire 156,354 shares.
(14)	Includes options exercisable within 60 days of April 21, 2003 to acquire 173,462 shares.
(15)	Includes shares described in the notes above, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with hiring Douglas W. Barre to serve as our Senior Vice President and Chief Operating Officer and relocating him to Northern California, on June 26, 2000, Borland agreed to extend a loan to Mr. Barre and his spouse in the amount of $1,000,000 for the purpose of purchasing a residence within a reasonable commuting distance of Borland’s Scotts Valley headquarters. The loan was extended on June 26, 2000 and is evidenced by a promissory note which was amended on March 26, 2002 modifying certain terms (the “Note”) and is secured by the purchased residence. The Note bears an annual interest rate of 7% from June 26, 2000 to May 17, 2001 and 4.5% from May 18, 2001 to May 18, 2005. Under the terms of the Note, the loan and interest will be forgiven at the end of the five-year period, provided that Mr. Barre remains employed by us over the five-year period, unless sooner accelerated pursuant to the terms of the Note. During the fiscal year ended December 31, 2002, the highest amount of indebtedness outstanding under the Note was $1,144,561.62 on December 1, 2002. As of March 31, 2003, the amount of indebtedness outstanding under the Note was $1,157,486.29.

STOCKHOLDER PROPOSALS for 2004

Stockholder proposals intended to be presented at our 2004 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than January 1, 2004 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2004 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not later than March 14, 2004. In addition, our bylaws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than March 14, 2004 and not earlier than February 13, 2004; provided, however, that in the event that the 2004 annual meeting is called for a date that is not within 25 days before or after June 12, 2004, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our company website at www.borland.com or upon written request to: Borland Investor Relations, Borland Software Corporation, 100 Enterprise Way, Scotts Valley, CA 95066-3249.

By Order of the Board of Directors,

KEITH E. GOTTFRIED

Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

April 30, 2003

Scotts Valley, California

ANNEX A

CORPORATE GOVERNANCE GUIDELINES OF BORLAND SOFTWARE CORPORATION

The following Corporate Governance Guidelines have been adopted by the Board of Directors (the “Board”) of Borland Software Corporation (the “Company”) to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term stockholder value. These Corporate Governance Guidelines are not intended to change or interpret any Federal or state law or regulation, including the Delaware General Corporation Law, or the Restated Certificate of Incorporation or Restated By-laws of the Company. These Corporate Governance Guidelines are subject to modification from time to time by the Board.

THE BOARD

Role of Directors

The business and affairs of the Company shall be managed by or under the direction of the Board. A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting.

The Board’s Goals

The Board’s goal is to build long-term value for the Company’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations who depend on the Company.

To achieve these goals the Board will monitor both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer, and offer him or her constructive advice and feedback. When it is appropriate or necessary, it is the Board’s responsibility to select the Chief Executive Officer’s successor.

Selection of the Chairman of the Board

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time.

Size of the Board

The Board believes that it should generally have no fewer than five (5) and no more than nine (9) directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The size of the Board could, however, be increased or decreased if determined to be appropriate by the Board. For example, it may be desirable to increase the size of the Board in order to accommodate the availability of an outstanding candidate for director.

Selection of New Directors

The Corporate Governance Committee shall be responsible for making recommendations to the board regarding the nomination of members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Corporate Governance Committee shall also consider advice and recommendations from others, as it deems appropriate.

Board Membership Criteria

Nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities.

Other Public Company Directorships

The Company does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the Corporate Governance Committee shall consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member.

Independence of the Board

The Board shall be comprised of a substantial majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of the Nasdaq National Market (“Nasdaq”). No more than two (2) management executives may serve on the Board at the same time.

The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who, in the opinion of the Board, have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of Nasdaq or under applicable law.

Lead Independent Director

If the Chairman of the Board is not an Independent Director, the Company’s Independent Directors will designate one of the Independent Directors on the Board to serve as a lead Independent Director (the “Lead Independent Director”). If the Chairman of the Board is an Independent Director then he or she shall serve as Lead Independent Director. The Lead Independent Director’s duties will include coordinating the activities of the Independent Directors, coordinating the agenda for and moderating sessions of the Board’s Independent Directors, and other non-management directors, and facilitating communications between the other members of the Board.

In performing the duties described above, the Lead Independent Director is expected to consult with the Chairman of the appropriate Board committees and solicit their participation in order to avoid diluting the authority or responsibilities of such committee Chairman.

Directors Who Change Their Present Job Responsibility

Directors who are also employees of the Company are expected to resign from the Board at the same time they leave employment with the Company.

The Board does not believe that non-employee directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. Promptly following such event, the director must notify the Corporate Governance Committee, which shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Corporate Governance Committee’s recommendation following such review.

Director Tenures

In connection with each director nomination recommendation, the Corporate Governance Committee shall consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. An individual director’s renomination is dependent upon such director’s performance evaluation, as well as a suitability review, each to be conducted, by the Corporate Governance Committee in connection with each director nomination recommendation.

Board Compensation

A director who is also an officer of the Company shall not receive additional compensation for such service as a director.

The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, options to purchase Company stock or similar compensation. The Corporate Governance Committee will periodically review the level and form of the Company’s director compensation, including how such compensation relates to director compensation of companies of comparable size, industry and complexity. Such review will also include a review of both direct and indirect forms of compensation to the Company’s directors, including any charitable contributions by the Company to organizations in which a director is affiliated and consulting or other similar arrangements between the Company and a director. Changes to director compensation will be proposed to the full Board for consideration.

Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Audit Committee may receive from the Company.

Separate Sessions of Independent Directors

The independent directors of the Company shall meet in executive session without management on a regularly scheduled basis. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions, or in such director’s absence, another independent designated by the Chairman of the Board or the Lead Independent Director, as the case may be, shall preside at such executive sessions.

Strategic Direction of the Company

Normally it is management’s job to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results.

However, as a practical matter, the Board and management will be better able to carry out their respective strategic responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other members of top management, and other Board members. To facilitate such discussions, members of senior management who are not directors may be invited to participate in Board meetings when appropriate.

Independent Advisors

The Board and each committee shall have the power to hire independent legal, financial or other advisors at any time, as they deem necessary and appropriate to fulfill their board and committee responsibilities.

Board Access to Management

The Company recognizes that a director may desire to meet or otherwise communicate directly with officers or other employees of the Company concerning the Company’s business and operations. The Company also believes that such access, unless conducted in an orderly and organized manner, can be disruptive to the Company’s operations and personnel, and therefore adverse to the interests of the Company. Therefore, Board members shall have access to the Company’s management and, as appropriate, to the Company’s outside advisors, as follows: Board members shall coordinate such access through the Chief Executive Officer or the Chairman of the Board (or, if applicable, the Lead Independent Director).

The foregoing does not apply to meetings or communications between directors and the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company, nor shall the foregoing in any way limit the members of the Audit Committee from meeting or communicating with officers or other employees of the Company in connection with the performance of their duties as members of the Audit Committee.

Attendance of Management Personnel at Board Meetings

The Board encourages the Chief Executive Officer to bring members of management from time to time into Board meetings to (i) provide management insight into items being discussed by the Board which involve the manager; (ii) make presentations to the Board on matters which involve the manager; and (iii) bring managers with significant potential into contact with the Board. Attendance of such management personnel at Board meetings is at the discretion of the Chief Executive Officer. Should the Chief Executive Officer desire to add additional members of management as attendees on a regular basis, this should be suggested to the Board for its concurrence.

Confidential Information

In connection with the performance of their duties as directors, Board members can expect that they may periodically (and sometimes for substantial periods of time) be in possession of non-public information relating to the business, operations, financial condition, plans or prospects of the Company. All such information must be held in strictest confidence. If a director has any doubt or question as to whether information concerning the Company is to be treated as confidential, he or she should consult with the Company’s Chief Executive Officer or General Counsel prior to disclosing such information to any third party.

Board Materials Distributed In Advance

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

Board Interaction with Institutional Investors, Analysts, Press and Customers

The Board believes that management generally should speak for the Company. It is suggested that each director shall refer all inquiries from institutional investors, analysts, the press or customers to the Chief Executive Officer or his or her designee.

Board Orientation and Continuing Education

The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.

BOARD MEETINGS

Frequency of Meetings

There shall be at least six (6) regularly scheduled meetings of the Board each year. At least one regularly scheduled meeting of the Board shall be held quarterly.

Selection of Agenda Items for Board Meetings

Each Board member shall be free to suggest inclusion of items on the agenda as well as free to raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

COMMITTEE MATTERS

Number and Names of Board Committees

The Company shall have three (3) standing committees: Audit, Corporate Governance and Compensation. The purpose and responsibilities for each of these committees shall be outlined in committee charters adopted by the Board. The Board may want, from time to time, to form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

Independence of Board Committees

Each of the Audit Committee, the Corporate Governance Committee and the Compensation Committee shall be composed entirely of Independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.

Assignment and Rotation of Committee Members

The Corporate Governance Committee shall be responsible, after consultation with the Chairman of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Corporate Governance Committee’s recommendations, the Board shall be responsible for appointing the Chairman and members to the committees on an annual basis.

The Corporate Governance Committee shall annually review the Committee assignments and shall consider the rotation of the Chairman and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

LEADERSHIP DEVELOPMENT

Selection of the Chief Executive Officer

The Board shall be responsible for identifying potential candidates for, and selecting, the Company’s Chief Executive Officer. In identifying potential candidates for, and selecting, the Company’s Chief Executive Officer, the Board shall consider, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity, and reputation in the business community.

Succession Planning

The Board shall plan for the succession to the position of the Chief Executive Officer. The Chief Executive Officer shall prepare, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the Company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. The short-term succession plan shall be approved by the Board and shall be in effect until the Board has the opportunity to consider the situation and take action, when necessary.

Management Development

The Board shall determine that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

APPENDIX A

BORLAND SOFTWARE CORPORATION

2002 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE	OF THE PLAN

This 2002 Stock Incentive Plan is intended to promote the interests of Borland Software Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix. Should any relevant date under the Plan fall on a date on which there is no trading on the securities exchange or Nasdaq National Market (as applicable) on which the Common Stock is at that time traded, then the relevant date for purposes of the Plan shall be the immediately preceding trading date.

II.	STRUCTURE OF THE PLAN

A.    The Plan shall be divided into four separate equity incentives programs:

—    the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

—    the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

—    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

—    the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service as an inducement for their future service.

B.    The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION	OF THE PLAN

A.    The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. Other than with respect to Section 16 Insiders, the Board may also appoint an Executive Officer Committee to administer the Discretionary Option and Stock Issuance Programs, subject to the applicable limitations and requirements of the Delaware Corporate Law. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.    Members of the Primary Committee or any Secondary Committee or any Executive Officer Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.    The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

E.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee or the Executive Officer Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

2

F.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV.	ELIGIBILITY

A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i)    Employees,

(ii)    non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.    Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

C.    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

D.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

3

E.    The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive annual option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V. STOCK	SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed Five Million (5,000,000) shares. The aggregate maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall be Five Million (5,000,000) shares of Common Stock.

B.    No one person participating in the Plan may receive stock options and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

C.    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

4

D.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the maximum number of securities issuable under the Plan upon the exercise of Incentive Stock Options. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

5

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION	TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1.    The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)    cash or check made payable to the Corporation,

(ii)    shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

6

C.    Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)    Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)    Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)    Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)    During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)    extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

7

(ii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.    Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right, but not the obligation, to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.    Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that the Plan Administrator may structure one or more Non-Statutory Options under the Discretionary Option Grant Program so that each such option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

8

II. INCENTIVE	OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.    Eligibility. Incentive Options may only be granted to Employees.

B.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.    10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CHANGE	IN CONTROL/HOSTILE TAKE-OVER

A.    Except as otherwise provided in this Section III, none of the outstanding options under the Discretionary Option Grant Program shall vest in whole or in part on an accelerated basis upon the occurrence of a Change in Control, and those options shall be assumable by any successor corporation in the Change in Control. However, the Plan Administrator shall have the discretionary authority to structure one or more options grants under the Discretionary Option Grant Program so that each of those particular options shall automatically accelerate in whole or in part, immediately prior to the effective date of that Change in Control, and become exercisable for all the shares of Common Stock at the time subject to the accelerated portion of such option and may be exercised for any or all of those accelerated shares as fully vested shares of Common Stock.

B.    Except as otherwise provided in this Section III, none of the outstanding repurchase rights under the Discretionary Option Grant Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control. However, the Plan Administrator shall have the discretionary authority to structure one or more repurchase rights under the Discretionary Option Grant Program so that those particular rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event of a Change in Control.

9

C.    Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.    Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.    The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

10

F.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G.    The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the applicable Federal and state tax laws.

H.    The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11

ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

I. OPTION	GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Thirty Thousand Dollars ($30,000.00) nor more than Two Hundred Thousand Dollars ($200,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

However, for the 2002 calendar year, the election to reduce base salary must be submitted by June 30, 2002 and shall be in effect only for the salary which would otherwise payable to the participant for the period beginning July 1, 2002 and ending December 31, 2002. In addition, the option grants under the Salary Investment Option Grant Program for the 2002 calendar year shall be made shall be made on July 1, 2002.

II. OPTION	TERMS

Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A.    Exercise Price.

1.    The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

12

X = A ÷ (B x 66-2/3%), where

X is the number of option shares,

A is the dollar amount by which the Optionee’s base salary is to be reduced for the calendar year pursuant to his or her election under the Salary Investment Option Grant Program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C.    Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. However, each option granted under the Salary Investment Option Grant Program for the 2002 calendar year shall become exercisable in a series of six (6) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service over the six (6)-month period commencing July 1, 2002. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.    Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the two (2)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

13

III. CHANGE	IN CONTROL/HOSTILE TAKE-OVER

A.    In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction. Any option so assumed or continued shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date of the Optionee’s cessation of Service.

B.    In the event of a Hostile Take-Over while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the two (2)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a subsequent Change in Control or (iv) the surrender of the option in connection with a Hostile Take-Over.

C.    Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

D.    The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14

IV. REMAINING	TERMS

The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

15

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. In no event, however, may more than fifteen percent (15%) of the total number of shares of Common Stock from time to time authorized for issuance under the Plan be issued pursuant to the Stock Issuance Program. Each stock issuance under the program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.    Purchase Price.

1.    The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2.    Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)    cash or check made payable to the Corporation, or

(ii)   past services rendered to the Corporation (or any Parent or Subsidiary).

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

16

2.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more share right awards so that the shares of Common Stock subject to those awards shall only be issuable upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

3.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

5.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (i) or (ii) amount.

17

6.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7.    Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.    Except as otherwise provided in this Section II, none of the outstanding repurchase rights under the Stock Issuance Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control. However, the Plan Administrator shall have the discretionary authority to structure one or more repurchase rights under the Stock Issuance Program so that those particular rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control.

B.    The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

C.    The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Hostile Take-Over.

18

III. SHARE	ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

19

ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

I.	OPTION TERMS

A.    Automatic Grants. The Automatic Option Grant Program under this Plan shall supersede and replace the automatic option grant program currently in effect for the non-employee Board members under the Corporation’s 1997 Stock Option Plan. Accordingly, upon stockholder approval of the Plan at the 2002 Annual Stockholders Meeting, the automatic option grant program under the 1997 Stock Option Plan shall immediately terminate, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 2002 Annual Stockholders Meeting shall be effected solely and exclusively in accordance with the terms and provisions of this Article Five. Should stockholder approval of the Plan not be obtained at the 2002 Annual Stockholder Meeting, then the automatic option grant program under the Corporation’s 1997 Stock Option Plan shall remain in full force and effect.

Option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:

Initial Grant: Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase thirty thousand (30,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

Annual Grants: On the first trading day in July each year, beginning with the 2002 calendar year, the following automatic option grants shall be made to each individual serving at that time as a non-employee Board member:

1.    Each individual serving as a non-employee Board member on such grant date shall receive an automatic option grant for 12,500 shares of Common Stock, except that the individual serving as the Chairperson of the Board at the time of such annual grant shall receive an automatic option grant for 17,500 shares.

2.    Each non-employee Board member who is serving as a member of any of the Board committees on such grant date shall receive an additional automatic option grant for 1,000 shares of Common Stock for each Board committee on which he or she is serving on that grant date.

3.    Each non-employee Board member who is also serving as the chairperson of any of Board committee on such grant date shall receive an additional automatic option grant for 1,000 shares of Common Stock for each Board committee on which he or she is serving as chairperson on that grant date.

20

There shall be no limit on the number of such annual option grants any one non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such option grants over their period of continued Board service.

B.    Exercise Price.

1.    The exercise price per share for each option grant made under the Automatic Option Grant Program, shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.    Option Term. Each option grant under the Automatic Option Grant Program shall have a term of ten (10) years measured from the option grant date.

D.    Exercise and Vesting of Options. Each option under the Automatic Option Grant Program shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Board service, should the Optionee cease such Board service prior to vesting in those shares. The shares subject to each initial and annual automatic option grant shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, in a series of installments over the optionee’s period of Board service as follows: one-third of the option shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the grant date of such option, and the remaining option shares shall vest in a series of twenty-four (24) successive equal monthly installments upon the optionee’s completion of each additional month of Board service over the twenty-four (24) month period measured from the one (1) year anniversary of the grant date of that option.

21

E.    Limited Transferability of Options. Each option under the Automatic Option Grant Program may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Automatic Option Grant Program, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F.    Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee under the Automatic Option Grant Program at the time the Optionee ceases to serve as a Board member:

(i)     The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Section 1.E of this Article Five or the designated beneficiary or beneficiaries of such option (as the case may be)) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii)    In the event the Optionee should be precluded by federal or state securities laws from selling the shares subject to such option for a period in excess of twelve (12) months following his or her cessation of Board service, then the period for exercising that option following such cessation of Board service shall automatically be extended by an additional period of up to three (3) months measured from the date the Optionee is first free to sell such shares.

(iii)  During the twelve (12)-month or longer exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

22

(iv)    Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month or longer exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(v)    In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month or longer exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.    In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B.    In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Tender-Offer.

C.    All outstanding repurchase rights under this under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

23

D.    Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.    The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING	TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

24

ARTICLE SIX

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate, which must be at market, and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

B.    The Plan Administrator may, in its discretion, provide any or all Optionees or Participants under the Plan (other than the non-employee Board members) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or the issuance or vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the option is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

25

III. EFFECTIVE	DATE AND TERM OF THE PLAN

A.    The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program shall be implemented as of July 1, 2002. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any individuals joining the Board as non-employee Board members at that time.

B.    The Plan shall terminate upon the earliest to occur of (i) March 15, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on March 15, 2012, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT	OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

26

VII. NO	EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

27

APPENDIX B

BORLAND SOFTWARE CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment.    The Borland Software Corporation 1999 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the date on which it is approved by the stockholders of the Company (the “Effective Date”).

1.2    Purpose.    The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.	DEFINITIONS AND CONSTRUCTION.

2.1    Definitions.    Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)    “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)    “Company” means Borland Software Corporation, a Delaware corporation, or any successor corporation thereto.

(e)    “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f)    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g)    “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h)    “Fair Market Value” means, as of any date, if the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion. If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(i)    “Offering” means an offering of Stock as provided in Section 6.

(j)    “Offering Date” means, for any Offering, the first day of the Offering Period.

2

(k)    “Offering Period” means a period established in accordance with Section 6.1, including an Annual Offering Period and a Half-Year Offering Period as provided in Section 6.1.

(l)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(m)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n)    “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(o)    “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p)    “Purchase Date” means, for any Purchase Period, the last day of such period.

(q)    “Purchase Period” means a period established in accordance with Section 6.2.

(r)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u)    “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(v)    “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(w)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

3

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers.    Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Policies and Procedures Established by the Company.    The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4.	SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million one hundred thousand (3,100,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4

4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY.

5.1    Employees Eligible to Participate.    Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)    Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

(b)    Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2    Exclusion of Certain Stockholders.    Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5

6.	OFFERINGS.

6.1    Offering Periods.    Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an “Annual Offering Period”). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a “Half-Year Offering Period”). Annual Offering Periods shall commence on or about December 1 of each year and end on or about the first November 30 occurring thereafter. Half-Year Offering Periods shall commence on or about June 1 of each year and end on or about the first November 30 occurring thereafter. However, provided that the Effective Date occurs on or before July 1, 1999, an initial Offering (the “Initial Offering Period”) shall commence on or about July 1, 1999 and end on or about November 30, 1999. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2    Purchase Periods.    Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. A Purchase Period commencing on or about December 1 shall end on or about the next May 31. A Purchase Period commencing on or about June 1 shall end on or about the next November 30. Each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. However, provided that the Effective Date occurs on or before July 1, 1999, the Initial Offering Period shall consist of a single Purchase Period ending on or about November 30, 1999. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.	PARTICIPATION IN THE PLAN.

7.1    Initial Participation.    An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent

6

Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2    Continued Participation.    A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering under the Plan. Accordingly, a Participant in an Annual Offering Period may not participate simultaneously in the Half-Year Offering Period commencing during the term of an Annual Offering Period.

8.	RIGHT TO PURCHASE SHARES.

8.1    Grant of Purchase Right.    Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

(a)    Annual Offering Period. Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date or (ii) two thousand five hundred (2,500) shares of Stock.

(b)    Half-Year Offering Period. Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date or (ii) one thousand two hundred fifty (1,250) shares of Stock.

(c)    Initial Offering Period. Each Purchase Right granted on the Offering Date of the Initial Offering Period shall consist of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date or (ii) one thousand two hundred fifty (1,250) shares of Stock.

No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2    Pro Rata Adjustment of Purchase Right.    Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period (other than the Initial Offering Period) of any duration other than twelve months or six months, then (a) the dollar

7

amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.3    Calendar Year Purchase Limitation.    Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.	PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.	ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1    Amount of Payroll Deductions.    Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the foregoing limits on payroll deductions effective as of any future Offering Date.

8

10.2    Commencement of Payroll Deductions.    Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3    Election to Change or Stop Payroll Deductions.    During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

10.4    Administrative Suspension of Payroll Deductions.    The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

10.5    Participant Accounts.    Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6    No Interest Paid.    Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

10.7    Voluntary Withdrawal from Plan Account.    A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

9

11.	PURCHASE OF SHARES.

11.1    Exercise of Purchase Right.    On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2    Pro Rata Allocation of Shares.    If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3    Delivery of Certificates.    As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4    Return of Cash Balance.    Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5    Tax Withholding.    At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

10

11.6    Expiration of Purchase Right.    Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7    Provision of Reports and Stockholder Information to Participants.    Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.	WITHDRAWAL FROM OFFERING OR PLAN.

12.1    Voluntary Withdrawal from the Plan.    A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2    Automatic Withdrawal from an Offering.    If the Fair Market Value of a share of Stock on the Offering Date of the Half-Year Offering Period commencing immediately following the first Purchase Date of the concurrent Annual Offering Period is less than the Fair Market Value of a share of Stock on the Offering Date of such concurrent Annual Offering Period, then every Participant in such concurrent Annual Offering Period automatically shall be (a) withdrawn from the concurrent Annual Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Half-Year Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Annual Offering Period pursuant to this Section 12.2 by delivering to the Company’s designated office not later than the close of business on Offering Date of the new Half-Year Offering Period a written notice indicating such election.

12.3    Return of Payroll Deductions.    Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the

11

Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.	TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.	CHANGE IN CONTROL.

14.1    Definitions.

(a)    An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)    A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2    Effect of Change in Control on Purchase Rights.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase

12

Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of thedate of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.	NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.	COMPLIANCE WITH SECURITIES LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company

13

Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.	LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.	NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the

14

Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connectionwith the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.	AMENDMENT OR TERMINATION OF THE PLAN.

The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

15

PROXY CARD

BORLAND SOFTWARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders to be held on June 12, 2003

The undersigned hereby appoints Dale L. Fuller, Keith E. Gottfried and Kenneth R. Hahn, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Borland Software Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Borland Software Corporation to be held on Thursday, June 12, 2003, at 9:00 a.m., local time, at Four Times Square, 37th Floor, New York, New York and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. The proxies are hereby authorized to vote in their discretion, upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

*************

INSTRUCTIONS FOR VOTING YOUR PROXY

Borland Software Corporation is now offering stockholders of record three alternative ways of voting their proxies:

•	BY TELEPHONE (using a touch-tone telephone)
•	THROUGH THE INTERNET (using a browser)
•	BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m., Eastern time, on June 11, 2003.

•	On a touch-tone telephone, call TOLL FREE 1-877-381-4017 24 hours a day, 7 days a week
•	You will be asked to enter ONLY the CONTROL NUMBER shown below
•	Have your proxy card ready, then follow the prerecorded instructions
•	Your vote will be confirmed and cast as you directed

INTERNET VOTING Available only until 5:00 p.m., Eastern time, on June 11, 2003.

•	Visit the Internet voting website at http://proxy.georgeson.com
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
•	You should incur only your usual Internet Service Provider charges

VOTING BY MAIL

•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

COMPANY NUMBER                                CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed below. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

Proposal 1.	Election of three Class II directors to serve on our board of directors until the 2006 annual meeting of stockholders.

Nominees: 01) Dale L. Fuller, 02) William K. Hooper and 03) Charles J. Robel

FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the space provided below.)

Proposal 2.	Approval of amendment to Borland’s 2002 Stock Incentive Plan to authorize for issuance under such plan an additional 2,500,000 shares of common stock and to reserve all shares authorized under the plan as incentive stock options.

For ☐	Against ☐	Abstain ☐

Proposal 3.	Approval of amendment to Borland’s 1999 Employee Stock Purchase Plan to authorize for issuance under such plan an additional 900,000 shares of common stock.

For ☐	Against ☐	Abstain ☐

Proposal 4.	Ratification of the selection of PricewaterhouseCoopers LLP as Borland’s independent accountants for the 2003 fiscal year.

For ☐	Against ☐	Abstain ☐

HOUSEHOLDING OPTION

Mark “FOR” to enroll this account to receive certain future security holder documents in a single package per household. Mark “AGAINST” if you do not want to participate.

To change your election in the future, call Borland Investor Relations at 1-831-431-1891.

	For	Against
HOUSEHOLDING OPTIONè	☐	☐

The undersigned hereby acknowledges receipt of Borland’s Annual Report for the fiscal year ended December 31, 2002 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date:                      , 2003

Signature(s) of Stockholders